Exhibit 4.3

THE NASDAQ STOCK MARKET, INC.

TO

LAW DEBENTURE TRUST COMPANY OF NEW YORK,

as Trustee

INDENTURE

Dated as of

April 22, 2005

3.75% Convertible Notes due 2012

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
§310(a)(1)	8.09
(a)(2)	8.09
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	N.A.
(b)	8.08
(c)	N.A.
§311(a)	8.13
(b)	8.13
(c)	N.A.
§312(a)	6.01; 6.02
(b)	N.A.
(c)	N.A.
§313(a)	6.03
(b)	N.A.
(c)	6.03
(d)	6.03
§314(a)	6.04
(b)	N.A.
(c)(1)	16.05
(c)(2)	16.05
(c)(3)	N.A.
(d)	N.A.
(e)	16.05
(f)	N.A.
§315(a)	8.01; 8.02
(b)	7.08
(c)	7.06
(d)	8.01; 806
(e)	7.09
§316(a)(1)	7.07
(a)(2)	11.02
(b)	N.A.
(c)	9.01
§317(a)(1)	7.02
(a)(2)	7.02
(b)	5.04
§318(a)	16.08

N.A. means not applicable.

*	This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

i

		Page

	ARTICLE 12
	CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 12.01.	Company May Consolidate on Certain Terms	67
Section 12.02.	Successor to Be Substituted	67
Section 12.03.	Opinion of Counsel to Be Given Trustee	68

	ARTICLE 13
	SATISFACTION AND DISCHARGE OF INDENTURE

Section 13.01.	Discharge of Indenture	68
Section 13.02.	Paying Agent to Repay Monies Held	68
Section 13.03.	Return of Unclaimed Monies	69

	ARTICLE 14
	IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 14.01.	Indenture and Notes Solely Corporate Obligations	69

	ARTICLE 15
	CONVERSION OF NOTES

Section 15.01.	Right to Convert.	69
Section 15.02.	Exercise of Conversion Right; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends	70
Section 15.03.	Payment Upon Conversion; Cash Payments in Lieu of Fractional Shares.	72
Section 15.04.	Conversion Rate	72
Section 15.05.	Adjustment of Conversion Rate	72
Section 15.06.	Effect of Reclassification, Consolidation, Merger or Sale	79
Section 15.07.	Taxes on Shares Issued	80
Section 15.08.	Reservation of Shares, Shares to Be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock	80
Section 15.09.	Responsibility of Trustee	81
Section 15.10.	Notice to Holders Prior to Certain Actions	81
Section 15.11.	Stockholder Rights Plan	82

	ARTICLE 16
	[RESERVED]

	ARTICLE 17
	MISCELLANEOUS PROVISIONS

Section 17.01.	Provisions Binding on Company's Successors	83

v

INDENTURE

INDENTURE dated as of April 22, 2005 (the “Issue Date”) between The Nasdaq Stock Market, Inc., a Delaware corporation (hereinafter called the “Company”), having its principal office at One Liberty Plaza, New York, NY 10006 and Law Debenture Trust Company of New York, as trustee hereunder (hereinafter called the “Trustee”).

WITNESSETH:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its 3.75% Series A Convertible Notes due 2012 (the “Series A Notes”) and its 3.75% Series B Convertible Notes due 2012 (the “Series B Notes”, together with the Series A Notes, the “Notes”), in an aggregate Principal Amount not to exceed $445,000,000 and, to provide the terms and conditions upon which each series of the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Notes, the certificate of authentication to be borne by the Notes, a form of assignment, a form of fundamental change repurchase election and a form of conversion notice to be borne by the Notes are to be substantially in the forms hereinafter provided for; and

WHEREAS, all acts and things necessary to make the Notes set forth herein when executed by the Company, and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes set forth herein have in all respects been duly authorized,

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture that are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the execution of this Indenture. The words “herein”, “hereof”, “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The terms defined in this Article include the plural as well as the singular.

References to Articles and Sections herein are references to Articles and Sections of this Indenture.

“Acquisition” means the acquisition of Instinet Group Incorporated pursuant to the Merger Agreement.

“Acquisition Closing Date” means the “Closing Date” as defined in the Merger Agreement.

“Adjusted Issue Price” means the adjusted issue price of the Series A Notes, at the time of determination, as calculated under Sections 1272 and 1273 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Adjustment Event” has the meaning specified in Section 15.05(l).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control”, when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Affiliate Transaction” has the meaning specified in Section 5.10(a).

“Agent Members” has the meaning specified in Section 2.05(b)(v).

“Agent Office” means the office of the Paying Agent, Note Registrar, Custodian or Conversion Agent, as applicable, at which any particular time its corporate agency business as it relates to this Indenture shall be principally administered, which office is, at the date as of which this Indenture is dated, located at 4 New York Plaza, 15th Floor, New York, New York 10004, attn: Institutional Trust Services, or at any other address as any such agent or custodian may designate from time to time by notice to the holders.

“Amendment Date” means the Series A Redemption Date.

“Applicable Stock” means in the event of a Fundamental Change, the common stock of such surviving corporation or its direct parent corporation.

“Board of Directors” means the Board of Directors of the Company or a committee of such Board duly authorized to act for it hereunder.

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York or the city in which the Corporate Trust Office of the Trustee is located.

“capital stock” of any Person means any and all shares (including ordinary shares or American Depositary Shares), interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

“Cash Election Notice” has the meaning set forth in Section 15.01(b).

“Commission” means the Securities and Exchange Commission, as from time to time constituted under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. Subject to the provisions of Section 15.06, however, shares issuable on conversion of Notes shall include only shares of the class designated as common stock of the Company at the date of this Indenture (namely, the Common Stock, par value of $0.01 per share) or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means the corporation named as the “Company” in the first paragraph of this instrument, and, subject to the provisions of Article 12 and Section 15.06, shall include its successors and assigns.

“Continuing Director” means a director who was a member of the Board of Directors on the date of this Indenture or who becomes a director subsequent to such date and whose election, appointment or nomination for election by the stockholders of the Company is duly approved by a majority of the Continuing Directors on the Board of Directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors in which such individual is named as nominee for director.

“Conversion Agent” means JPMorgan Chase Bank, N.A. or such other office or agency designated by the Company where Notes may be presented for conversion.

“Conversion Date” has the meaning specified in Section 15.02.

“Conversion Notice” has the meaning set forth in Section 15.01(b).

“Conversion Price” as of any day means the Principal Amount divided by the Conversion Rate as of such date and rounded to the nearest cent. The initial Conversion Price shall be approximately $14.50 per share of Common Stock.

“Conversion Rate” has the meaning specified in Section 15.04.

“Conversion Value” means the product of (i) the applicable Conversion Rate and (ii) the average of the Last Reported Sale Price of the Common Stock for the Trading Day on which a Conversion Notice is delivered.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business as it relates to this Indenture shall be principally administered, which office is, at the date as of which this Indenture is dated, located at 767 Third Avenue, 31st Floor, New York, New York 10017, Attn: Corporate Trust Administration or at any other address as the Trustee may designate from time to time by notice to the holders.

“Credit Facility” means the loan agreement which evidences the senior secured credit facilities contemplated by the commitment letter dated April 22, 2005 between (i) JPMorgan Chase Bank, N.A., J. P. Morgan Securities Inc., Merrill Lynch Capital Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (ii) the Company, as such agreement may be amended, supplemented or otherwise modified, or refinanced or replaced with senior secured indebtedness, from time to time; provided that such amendment, supplement or other modification or refinancing or replacement does not (a) increase the aggregate principal amount of Designated Senior Indebtedness in excess of $800,000,000 (less any repayments of any term loan and any permanent reduction of any revolving credit commitment thereunder) or (b) impose any limitations on payments in respect of the Notes that are more restrictive than the provisions of the Credit Facility as in effect on the Issue Date.

“Custodian” means JPMorgan Chase Bank, N.A., as custodian for The Depository Trust Company with respect to the Global Notes, or any successor entity thereto.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 2.03.

“Depositary” means, with respect to the Notes of any series issuable in whole or in part in the form of one or more Global Notes, the clearing agency registered under the Exchange Act that is designated to act as the Depositary for the Global Notes. The Depository Trust Company shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Designated Senior Indebtedness” means Indebtedness of the Company outstanding under the Credit Facility pursuant to the documentation governing the Credit Facility.

“Determination Date” has the meaning specified in Section 15.05(l).

“EBITDA” means, for any fiscal period, the Net Income for such fiscal period, after restoring thereto amounts deducted for, without duplication, (i) interest expense, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest expense, accretion on discounted debt and the interest component of all payments associated with capital leases or deferred payment obligations, (ii) income tax expense, (iii) depreciation and amortization, (iv) costs related to the expensing of stock options and (v) expense relating to early extinguishments of debt, provided, however, that there shall in any event be excluded from EBITDA any portion thereof attributable to the income of any Person (other than a consolidated subsidiary) in which the Company or any of its consolidated subsidiaries has any ownership interest except to the extent that any such income has actually been received by the Company or such consolidated subsidiary in the form of cash dividends or similar distributions.

“Event of Default” means any event specified in Section 7.01 as an Event of Default.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Expiration Time” has the meaning specified in Section 15.05(e).

“Fundamental Change” means the occurrence of any of the following:

(i) a “person” or “group” within the meaning of Section 13(d)(3) of the Exchange Act other than the NASD acquires beneficial ownership, directly or indirectly, through purchase, merger or other acquisition transactions of (A) 50% or more of the Common Stock or (B) shares of the Company’s capital stock entitling such person or group to exercise 50% or more of the total voting power of all shares of the Company’s capital stock that are entitled to vote generally in the election of directors, provided that this provision shall not apply to a transaction that is solely to implement a holding company structure pursuant to which the Company becomes a wholly-owned subsidiary of another corporation (a “Holding Company”) if (x) the stockholders of the Holding Company immediately after the implementation of such holding company structure consist entirely of the former stockholders of the Company, (y) each outstanding share of capital stock of the Company is converted into or exchanged for a share of capital stock of the Holding Company having substantially the same rights and preferences as the share of capital stock of the Company so converted or exchanged and (z) each of the Holding Company and the Company executes and delivers to the Trustee a supplemental indenture (accompanied by an Opinion of Counsel that such supplemental indenture complies with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) in form reasonably satisfactory to the Trustee which provides for the Holding Company’s full and unconditional guarantee of the Company’s obligations under the Notes, this Indenture and the Registration Rights Agreement and that the Notes shall become convertible into shares of the Holding Company’s common stock in a manner consistent with the conversion rights contained in this Indenture and the Notes;

(ii) consummation of any consolidation or merger of the Company or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its subsidiaries, to any person other than the Company or one or more of its subsidiaries pursuant to which the Common Stock will be converted into cash, securities or other property; provided, however, that in the event of a consolidation or a merger, a transaction where the holders of the Company’s voting capital stock immediately prior to such transaction have, directly or indirectly, more than 50% of the aggregate voting power of all shares of capital stock of the continuing or surviving corporation or transferee entitled to vote generally in the election of directors of the continuing or surviving corporation, or in any parent of the continuing or surviving corporation, immediately after such event shall not be a Fundamental Change; notwithstanding the foregoing, a consolidation or merger of the Company in which the NASD retains voting control of the Company’s capital stock and another Person owns 50% or more of the Common Stock shall be deemed a Fundamental Change;

(iii) Continuing Directors cease to constitute at least a majority of the Board of Directors (or any applicable continuing or surviving corporation);

(iv) the stockholders of the Company approve any plan or proposal relating to the liquidation or dissolution of the Company; or

(v) the Common Stock or such other capital stock into which the Notes are convertible is neither listed for trading on a U.S. national securities exchange nor approved for trading on The Nasdaq Stock Market.

Notwithstanding the foregoing, a Fundamental Change will not be deemed to have occurred in respect of (x) the lapse of the NASD’s control, direct or indirect, of the Company in connection with the Company’s application to become a national securities exchange or (y) any changes in the composition of the Company’s Board of Directors explicitly required by the applicable self-regulatory organization regulations (but not including changes or modifications to the Board of Directors made in connection with any corporate transaction).

“Fundamental Change Repurchase Date” has the meaning specified in Section 3.07(a).

“Fundamental Change Repurchase Election” has the meaning specified in Section 3.07(c)(i).

“Fundamental Change Repurchase Notice” has the meaning specified in Section 3.07(b).

“Fundamental Change Repurchase Price” has the meaning provided in Section 3.07(a).

“Global Note” has the meaning specified in Section 2.02.

“Guarantee Agreement” means the Guarantee Agreement, dated as of April 22, 2005, among the Company, Norway Acquisition SPV, LLC and JPMorgan Chase Bank, N.A., as administrative agent.

“H&F Entities” means Hellman & Friedman Capital Partners IV, L.P., H&F Executive Fund IV, L.P., H&F International Partners IV-A, L.P. and H&F International Partners IV-B, L.P.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for. The term “Incurrence” when used as a noun shall have a correlative meaning.

“Indebtedness” means, and without duplication, whether recourse is to all or a portion of the assets of the Company and whether or not contingent, (i) all indebtedness, obligations and other liabilities of the Company for borrowed money (including obligations of the Company in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or similar instruments, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services; (ii) all reimbursement obligations and other liabilities of the Company with respect to letters of credit, bank guarantees or bankers’ acceptances; (iii) all obligations and liabilities in respect of leases of the Company required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of the Company and all obligations and other liabilities under any lease or related document (including a purchase agreement) in connection with the lease of real property which provides that the Company is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and the obligations of the Company under such lease or related document to purchase or to cause a third party to purchase such leased property; (iv) all net obligations of the Company with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement; (v) all direct or indirect guaranties or similar agreements by the Company in respect of, and obligations or liabilities of the Company to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (i) through (iv); (vi) any indebtedness or other obligations described in clauses (i) through (vi) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by the Company, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by the Company; and (vii) any and all deferrals, supplements to, any indebtedness, obligation or liability of the kind described in clauses (i) through (vi).

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Independent Financial Adviser” means an investment banking firm, accounting firm or appraisal firm of national standing selected by the Company; provided, however, that such firm is not an Affiliate of the Company.

“Interest” means, when used with reference to the Notes, any regular interest payable under the terms of the Notes.

“Interest Payment Date” means (i) the Acquisition Closing Date and (ii) January 22, April 22, July 22 and October 22 of each year, commencing on the earlier to occur of the Acquisition Closing Date and July 22, 2005.

“Issue Date” has the meaning specified in the preamble hereto.

“Junior Securities” has the meaning specified in Section 4.15.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on that date as reported by The Nasdaq National Market, or if the Common Stock is not listed on The Nasdaq National Market, as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on The Nasdaq National Market or a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau Incorporated or similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and asked prices for the Common Stock on the relevant date quoted by each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of April 22, 2005, by and among the Company, Norway Acquisition Corp. and Instinet Group Incorporated.

“NASD” means the National Association of Securities Dealers, Inc.

“Net Income” means, for any fiscal period, the amount which, in conformity with generally accepted accounting principles in the United States, would constitute the net income or net loss, as the case may be, of the Company and its subsidiaries on a consolidated basis for such fiscal period (after adjustment for minority interests), provided that Net Income shall exclude extraordinary, unusual or non-recurring gains or expenses.

“non-electing share” has the meaning specified in Section 15.06.

“Note” or “Notes” means any Note or Notes, as the case may be, authenticated and delivered under this Indenture, including any Global Note.

“Note Payment” has the meaning specified in Section 4.02(a).

“Note Register” has the meaning specified in Section 2.05(a).

“Note Registrar” has the meaning specified in Section 2.05(a).

“Noteholder” or “holder” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name the relevant Note is registered in the Note Register.

“Obligations” means any obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursement obligations (including in respect of letter of credit disbursements) and other amounts payable under the documentation governing any Indebtedness.

“Officers’ Certificate” means a certificate signed by any two of the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the President, the Chief Financial Officer, any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”), the Treasurer or the Secretary of the Company; provided that the Officers’ Certificate delivered on the date hereof pursuant to Section 17.05 in connection with the issuance of the Notes may be signed by any one of the foregoing.

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company and who shall be satisfactory to the Trustee.

“Outstanding”, when used with reference to Notes and subject to the provisions of Section 9.04, means, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(i) Notes previously canceled by the Trustee or delivered to the Trustee for cancellation;

(ii) Notes, or portions thereof, (a) for the redemption of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or (b) which shall have been otherwise discharged in accordance with Article 13;

(iii) Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06;

(iv) Notes converted into cash or a combination of cash and Common Stock, as the case may be, pursuant to Article 15 and Notes deemed not outstanding pursuant to Article 3; and

(v) Notes paid pursuant to Section 2.06.

“Paying Agent” means JPMorgan Chase Bank, N.A. or such other office or agency designated by the Company where Notes may be presented for payment.

“Payment Blockage Notice” has the meaning specified in Section 4.02(a).

“Payment Blockage Period” has the meaning specified in Section 4.02(a).

“Person” means a corporation, an association, a partnership, a limited liability company, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note, and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note that it replaces.

“Principal Amount” of a Note means the stated Principal Amount as set forth on the face of such Note.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of April 22, 2005, between the Company and Norway Acquisition SPV, LLC.

“Redemption Date” has the meaning specified in Section 3.02(a).

“Redemption Notice” has the meaning specified in Section 3.02(a).

“Redemption Price” has the meaning specified in Section 3.01.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of April 22, 2005, among the Company, the H&F Entities, the SLP Entities (as defined therein), Integral Capital Partners VI, L.P. and VAB Investors, LLC, as amended from time to time in accordance with its terms.

“Regular Record Date” means, with respect to each Interest Payment Date, 5:00 p.m., New York City time, on the date which is 15 days prior to the Acquisition Closing Date and the January 7, April 7, July 7 and October 7 next preceding such Interest Payment Date (whether or not a Business Day).

“Responsible Officer” means, when used with respect to the Trustee, any officer of the Trustee within the corporate trust department (or any successor unit, department or division of the Trustee) located at the Corporate Trust Office of the Trustee who has direct responsibility for the administration of this Indenture and, for the purposes of (i) the proviso of Sections 7.08 and (ii) Section 8.01(b), also means any other officer or person performing similar functions to whom any corporate trust matter is referred because of such person’s knowledge of any familiarity with the particular subject.

“Restricted Securities” has the meaning specified in Section 2.05(c).

“Revocation Notice” has the meaning specified in Section 15.01(b).

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Securityholders Agreement” means the Amended and Restated Securityholders Agreement, dated as of April 22, 2005, by and among the Company, Norway Acquisition SPV, LLC, the H&F Entities and the SLP Entities, as amended from time to time in accordance with its terms.

“Senior Indebtedness” means, whether outstanding on the date of this Indenture or thereafter issued, all Obligations of the Company under the Credit Facility and any other Indebtedness of the Company which, in each case, is secured by any mortgage, pledge, lien or other encumbrance existing on assets or other property which is owned by the Company, unless the instrument creating or evidencing such Indebtedness expressly provides that such Indebtedness is not senior or superior in right of payment to the Notes; provided, that in no event shall Senior Indebtedness include (i) to the extent that it may constitute Indebtedness, any Obligation for federal, state, local or other taxes; (ii) any Indebtedness among or between the Company and any Subsidiary; (iii) to the extent that it may constitute Indebtedness, any Obligations in respect of any trade payable incurred for the purchase of goods or materials, or for services obtained in the ordinary course of business; (iv) any unsecured Indebtedness; (v) Indebtedness that is expressly subordinate or junior in right of payment to any other Indebtedness; (vi) to the extent that it may constitute Indebtedness, any Obligation owing under leases (other than capital lease obligations) or management agreements; (vii) any Obligation that by operation of law is subordinate to any general unsecured Obligations; and (viii) that portion of any Indebtedness (other than Indebtedness under the Credit Facility) which at the time of Incurrence would result in the Company having a ratio of (A) aggregate principal amount of Senior Indebtedness (after giving effect to such Incurrence) to (B) EBITDA for the period of the most recent four consecutive fiscal quarters ended for which financial statements of the Company are publicly available of greater than 4.0 to 1.0.

“Series A Notes” means the “3.75% Series A Convertible Notes due 2012” issued under Article 2.

“Series A Redemption Date” means the date which is the earlier to occur (if at all) of:

(i) October 24, 2005, but only if each of the following conditions have been satisfied on October 24, 2005: (a) the termination of the Merger Agreement on or prior to October 24, 2005, and (b) (x) the Company has not entered into a transaction or agreement that remains in effect on October 24, 2005 which, if consummated, would result in a Fundamental Change described in clause (ii) of the definition of Fundamental Change for consideration equal to or greater than $26.00 per share of Common Stock (determined in the event of non-cash consideration based on the closing price of the acquiror’s applicable shares on October 23, 2005) or (y) if the Company has entered into a transaction or agreement that remains in effect on October 24, 2005 which, if consummated, would result in a Fundamental Change described in clause (ii) of the definition of Fundamental Change for consideration less than $26.00 per share of Common Stock (determined in the event of non-cash consideration based on the closing price of the acquiror’s applicable shares on the day prior to entering into such transaction), and no third party has commenced and has outstanding on October 24, 2005 a tender or exchange offer for all of the Company’s outstanding Common Stock for consideration equal to or greater than $26.00 per share of Common Stock (determined in the event of non-cash consideration based on the closing price of the acquiror’s applicable shares on October 23, 2005);

and (ii) if the Merger Agreement has not terminated on or prior to October 24, 2005, the date which is the earlier to occur of (a) the date that the Merger Agreement has terminated and (b) April 22, 2006 (unless the Acquisition Closing Date has occurred prior to such date, in which event the Series A Redemption Date will not occur).

“Series A Redemption Notice” has the meaning specified in Section 3.05(a).

“Series A Redemption Price” has the meaning specified in Section 3.04.

“Series A Warrants” means the warrants to acquire shares of Common Stock issued under the Purchase Agreement.

“Series B Notes” means the “3.75% Series B Convertible Notes due 2012” issued under Article 2.

“Settlement Amount” has the meaning specified in Section 15.03(a).

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

“SLP Entities” means Silver Lake Partners II TSA, L.P., Silver Lake Technology Investors II, L.L.C., Silver Lake Partners TSA, L.P., Silver Lake Investors, L.P., Integral Capital Partners IV, L.P. and VAB Investors, LLC.

“Special Record Date” has the meaning specified in Section 2.03.

“Spin-Off” has the meaning specified in Section 15.05(c).

“Stated Maturity” means October 22, 2012.

“Stock Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a subsidiary of such Person or (b) the only general partners of which are such Person or of one or more subsidiaries of such Person (or any combination thereof).

“Term Loan Agreement” means the Secured Term Loan Agreement, dated as of April 22, 2005, among Norway Holdings SPV, LLC, Norway Acquisition SPV, LLC, the lenders parties thereto and JPMorgan Chase Bank, N.A., as administrative agent, as the same may be amended, supplemented or otherwise modified from time to time.

“Trading Day” means a day during which trading in the Common Stock generally occurs and a closing price for the Common Stock is provided on The Nasdaq National Market or, if the Common Stock is not listed on The Nasdaq National Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of this Indenture, except as provided in Sections 11.03 and 15.06; provided that if the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means Law Debenture Trust Company of New York and shall also include any successor trustee at the time serving as successor trustee hereunder pursuant to Article 8 hereof.

ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION

AND EXCHANGE OF NOTES

Section 2.01. Issuable in Series; Designation Amount. The Notes shall be issued in two series and designated as “3.75% Series A Convertible Notes due 2012” and “3.75% Series B Convertible Notes due 2012”, respectively. Series A Notes not to exceed the aggregate Principal Amount of $205,000,000 and Series B Notes not to exceed the aggregate Principal Amount of $240,000,000 (with respect to each series, except pursuant to Sections 2.05, 2.06, 3.07, and 15.02 hereof) upon the execution of this Indenture, or from time to time thereafter, may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company, signed by its Chief Executive Officer, its President, its Chief Operating Officer or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”), without any further action by the Company hereunder.

Section 2.02. Forms of Notes. The Series A Notes and the Trustee’s certificate of authentication to be borne by such Series A Notes shall be substantially in the form set forth in Exhibit A. The Series B Notes and the Trustee’s certificate of authentication to be borne by such Series B Notes shall be substantially in the form set forth in Exhibit B. The terms and provisions contained in the respective forms of Note attached as Exhibit A and Exhibit B hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends, endorsements (which may include a schedule to reflect increases or decreases in Principal Amount of a Global Note) or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the Custodian, the Depositary or by the NASD as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Notes are subject.

At any time after the Notes cease to be Restricted Securities pursuant to Section 2.05(c) and so long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by Section 2.05(a), all of the Notes may be represented by one or more Notes in global form registered in the name of the Depositary or the nominee of the Depositary (each, a “Global Note”). The transfer and exchange of beneficial interests in any such Global Note shall be effected through the Depositary in accordance with this Indenture and the applicable procedures of the Depositary. Except as provided in Section 2.05(a), beneficial holders of a Global Note will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered holders of such Global Note.

Any Global Note shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate Principal Amount of outstanding Notes from time to time endorsed thereon and that the aggregate Principal Amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the Principal Amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the holder of such Notes in accordance with this Indenture. Payment of the Principal Amount of and Interest on any Global Note shall be made to the holder of such Note.

Section 2.03. Date and Denomination of Notes; Payments of Interest. The Notes shall be issuable in fully registered form without interest coupons in denominations of $1.00 Principal Amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear Interest from the date specified on the face of the forms of Note attached as Exhibit A and Exhibit B hereto, respectively. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at 5:00 p.m., New York City time, on the Regular Record Date with respect to an Interest Payment Date (whether or not such day is a Business Day) shall be entitled to receive the Interest payable on such Interest Payment Date, except that (i) Interest payable at the Stated Maturity will be payable to the Person to whom the Principal Amount is payable and (ii) the Interest payable upon redemption or repurchase will be payable to the Person to whom the Principal Amount is payable pursuant to such redemption or repurchase (unless the Redemption Date or the Fundamental Change Repurchase Date, as the case may be, is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, in which case the quarterly payment of interest becoming due on such date shall be payable to the holders of such Notes registered as such on the applicable Regular Record Date). Notwithstanding the foregoing, any Note (or portion thereof) surrendered for conversion during the period from 5:00 p.m., New York City time, on the Regular Record Date to 9:00 a.m., New York City time, on the corresponding Interest Payment Date shall be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the Interest otherwise payable on such Interest Payment Date on the Principal Amount being converted; provided that no such payment need be made (1) if a holder converts its Notes in connection with a redemption and the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, (2) if a holder converts its

Notes in connection with a Fundamental Change and the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date or (3) to the extent of any overdue Interest, if any, exists at the time of conversion with respect to such Note. Interest shall be payable at the office of the Company maintained by the Company for such purposes, which shall initially be an office or agency of the Paying Agent. The Company shall pay Interest (i) on any Notes in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Note Register (or upon written notice, by wire transfer in immediately available funds, if such Person is entitled to Interest on Notes with an aggregate Principal Amount in excess of $2,000,000) (provided that at the Stated Maturity, Interest on any Note will be payable with the Principal Amount at the Company’s office or agency in New York City) or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Any Interest on any Note which is payable, but is not punctually paid or duly provided for, on any applicable Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Noteholder on the relevant Regular Record Date by virtue of its having been such Noteholder. Amounts due as Defaulted Interest shall accrue interest at the rate of 5.75% per annum and shall be payable by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at 5:00 p.m., New York City time, on a “Special Record Date” for the payment of such Defaulted Interest, which shall be the date fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall be not less than twenty-five days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than fifteen days and not less than ten days prior to the date of the proposed payment, and not less than ten days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each holder at his address as it appears in the Note Register, not less than ten days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at 5:00 p.m., New York City time, on such Special Record Date and shall no longer be payable pursuant to the following clause (2) of this Section 2.03.

(2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.04. Execution of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its Chief Executive Officer, President, Chief Operating Officer or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”). Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto and as Exhibit B hereto, as applicable, manually executed by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 17.12), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

In case any officer of the Company who shall have signed any of the Notes shall cease to be such officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such officer of the Company, and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.

Section 2.05. Exchange and Registration of Transfer of Notes; Restrictions on Transfer.

(a) The Company shall cause to be kept at the office or agency of the Paying Agent a register (the register maintained in such office and in any other office or agency of the Company designated pursuant to Section 5.02 being herein sometimes collectively referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Note Register shall be in written form or in any form capable of being converted into written form within a reasonably prompt period of time. The Paying Agent is hereby appointed “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-registrars in accordance with Section 5.02.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of the same series of any authorized denominations and of a like aggregate Principal Amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of the same series of any authorized denominations and of a like aggregate Principal Amount, upon surrender of the Notes of the same series to be exchanged at any such office or agency maintained by the Company pursuant to Section 5.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes of the same series that the Noteholder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

All Notes presented or surrendered for registration of transfer or for exchange, redemption, repurchase or conversion shall (if so required by the Company or the Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the Noteholder thereof or his attorney duly authorized in writing.

No service charge shall be made to any holder for any registration of, transfer or exchange of Notes, but the Company may require payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of, transfer or exchange of Notes.

Neither the Company nor the Trustee nor any Note Registrar shall be required to exchange or register a transfer of (a) any Notes for a period of fifteen days next preceding the mailing of a notice of redemption of Notes to be redeemed, (b) any Notes or portions thereof called for redemption pursuant to Section 3.01, (c) any Notes or portions thereof surrendered for conversion pursuant to Article 15, (d) any Notes or portions thereof tendered for repurchase (and not withdrawn) pursuant to Section 3.07 or (e) any Notes or portions thereof tendered for repurchase (and not withdrawn) pursuant to Section 3.08

(b) The following provisions shall apply only to Global Notes:

(i) Each Global Note authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or Custodian therefor, and each such Global Note shall constitute a single Note for all purposes of this Indenture.

(ii) Notwithstanding any other provision in this Indenture, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless (A) the Depositary (x) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act, and a successor depositary has not been appointed by the Company within ninety calendar days or (B) an Event of Default has occurred and is continuing or (C) the Company, in its sole discretion, notifies the Trustee in writing that it no longer wishes to have all the Notes represented by Global Notes or (D) any beneficial holder reasonably requests such exchange on terms acceptable to the Company, the Trustee and the Depositary, which in the case of the Trustee may include, in the Trustee’s sole discretion, among other things, the requirement that (i) the Trustee and any Note Registrar receive (a) from the Company or the Depositary, a written order, in either case requesting such exchange, and an Opinion of Counsel (which upon receipt thereof the Trustee and such Note Registrar shall be fully protected in relying) to the effect that (x) all securities laws in connection with such exchange have been complied with and (y) such exchange is otherwise authorized or permitted by this Indenture; and (b) from such beneficial holder (x) an affidavit as to its beneficial ownership interest in such Global Note and/or (y) an indemnity, reasonably satisfactory to the Trustee and such Note Registrar, against any loss, liability or expense to the Trustee and such Note Registrar to the extent that the Trustee or Note Registrar acts upon such order, affidavit and/or indemnity; and (ii) such exchange can be accomplished in a manner that is practicable and not inconsistent with the rules of any applicable Depositary or securities exchange upon which the Notes may be listed for trading. Any Global Note exchanged pursuant to clause (A) or (B) above shall be so exchanged in whole and not in part and any Global Note exchanged pursuant to clause (C) or (D) above may be exchanged in whole or from time to time in part as directed by the Company. Any Note issued in exchange for a Global Note or any portion thereof shall be a Global Note; provided that any such Note so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Note.

(iii) Notes issued in exchange for a Global Note or any portion thereof pursuant to clause (ii) above shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate Principal Amount equal to that of such Global Note or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder. Any Global Note to be exchanged in whole shall be surrendered by the Depositary to the Note Registrar. With regard to any Global Note to be exchanged in part, either such Global Note shall be so surrendered for exchange or, if a Custodian is acting for the Depositary or its nominee with respect to such Global Note, the Principal Amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee and an endorsement shall be made on such Global Note by the Trustee or the Custodian at the direction of the Trustee to reflect such reduction. Upon any such surrender or adjustment, the Trustee shall authenticate and make available for delivery the Note or Notes issuable on such exchange to or upon the written order of the Depositary or an authorized representative thereof.

(iv) In the event of the occurrence of any of the events specified in clause (ii) above, the Company will promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form, without interest coupons.

(v) Neither any members of, or participants in, the Depositary (“Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Note for all purposes whatsoever. None of the Company, the Trustee, any Paying Agent, any Note Registrar, any Conversion Agent, any authenticating agent or any other agent of the Company or any agent of the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Note in the form of a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. The Company, the Trustee, any Paying Agent, any Note Registrar, any Conversion Agent and any other agent of the Company and any agent of the Trustee shall be entitled to deal with any depositary (including any Depositary), and any nominee thereof, that is the holder of any such Global Note for all purposes of this Indenture relating to such Global Note (including the payment of principal, premium, if any, and interest, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Note) as the sole holder of such Global Note and shall have no obligations to the beneficial owners thereof. None of the Company, the Trustee, any Paying Agent, any Note Registrar or any other agent of the Company or any agent of the Trustee shall have any responsibility or liability for any acts or omissions of any such depositary with respect to such Global Note, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such Global Note, for any transactions between such depositary and any Agent Member or other participant in such depositary or between or among any such depositary, any such Agent Member or other participant and/or any holder or owner of a beneficial interest in such Global Note or for any transfers of beneficial interests in any such Global Note. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a beneficial holder of any Note.

(vi) At such time as all interests in a Global Note have been redeemed, repurchased, converted, canceled or exchanged for Notes in certificated form, such Global Note shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is redeemed, repurchased, converted, canceled or exchanged for Notes in certificated form, the Principal Amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction.

(c) Every Note that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (together with any Common Stock issued upon conversion of the Notes and required to bear the legend set forth in Exhibit C, collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including those set forth in the legend below) unless such restrictions on transfer shall be waived by written consent of the Company, and the holder of each such Restricted Security, by such holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in Section 2.05(c) and 2.05(d), the term “transfer” encompasses any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security or any interest therein.

Any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Exhibit C, if applicable) shall bear a legend in substantially the following form, unless such Note has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or pursuant to Rule 144 under the Securities Act or any similar provision then in force, or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF:

(1) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO THE NASDAQ STOCK MARKET, INC. (THE “ISSUER”) OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER, (C) PURSUANT TO THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PERMITTED BY ANY OTHER PROVISION OR RULE UNDER THE SECURITIES ACT (IF AVAILABLE); AND

(2) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 1(B) OR 1(C) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 1(B) ABOVE), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE). IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE 1(C) OR 1(D) ABOVE, THE HOLDER MUST, PRIOR TO SUCH

TRANSFER, FURNISH TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE ISSUER OR THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE 1(B) OR 1(C) ABOVE.

Each stock certificate representing Common Stock issued upon conversion of a Note shall bear a comparable legend as set forth in Exhibit C.

Every Series A Note shall bear the following legend:

THIS NOTE OR ANY INTEREST THEREON MAY NOT BE CONVERTED, TRANSFERRED, PLEDGED, HYPOTHECATED OR ENCUMBERED IN ANY MANNER, EXCEPT AS OTHERWISE PERMITTED BY THE SECURITIES PURCHASE AGREEMENT, DATED AS OF APRIL 22, 2005, AND THE AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT, DATED AS OF APRIL 22, 2005, COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY. THIS LEGEND WILL BE REMOVED UPON THE TERMINATION OF SUCH RESTRICTIONS ON TRANSFER.

Every Series B Note shall bear the following legend:

THIS NOTE OR ANY INTEREST THEREON MAY NOT BE TRANSFERRED, PLEDGED, HYPOTHECATED OR ENCUMBERED IN ANY MANNER, EXCEPT AS OTHERWISE PERMITTED BY THE AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT, DATED AS OF APRIL 22, 2005, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY. THIS LEGEND WILL BE REMOVED UPON THE TERMINATION OF SUCH RESTRICTIONS ON TRANSFER.

Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or as to conditions for removal of the foregoing legends set forth therein have been satisfied may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of the same series, like tenor and aggregate Principal Amount, which shall not bear the restrictive legend required by this Section 2.05(c). If the Restricted Security surrendered for exchange is represented by a Global Note bearing the legend set forth in this Section 2.05(c), the Principal Amount of the legended Global Note shall be reduced by the appropriate Principal Amount and the Principal Amount of a Global Note without the legend set forth in this Section 2.05(c) shall be increased by an equal Principal Amount. If a Global Note without the legend set forth in this Section 2.05(c) is not then outstanding, the Company shall execute and the Trustee shall authenticate and deliver an unlegended Global Note to the Depositary.

(d) Any Note or Common Stock issued upon the conversion of a Note that is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction which results in such Notes or Common Stock, as the case may be, no longer being “restricted securities” (as defined under Rule 144).

(e) Each Noteholder agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of a Noteholder’s Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial holders of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the Trustee nor any agent of the Trustee shall have any responsibility for actions taken or not taken by the Depositary.

Section 2.06. Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and make available for delivery, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case, the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity satisfactory to them to save each of them harmless for any loss, claim, damage, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Following receipt by the Trustee or such authenticating agent, as the case may be, of satisfactory security or indemnity and evidence, as described in the preceding paragraph, the Trustee or such authenticating agent may authenticate any such substituted Note and make available for delivery such Note. Upon the issuance of any substituted Note, the Company may require the payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note which has matured or is about to mature or has been called for redemption or has been tendered for repurchase upon a Fundamental Change (and not withdrawn) or is to be converted into Common Stock, cash or combination of cash and Common Stock, as the case may be, shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity satisfactory to them to save each of them harmless from any loss, claim, damage, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion or redemption or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion or redemption or repurchase of negotiable instruments or other securities without their surrender.

Section 2.07. Temporary Notes. Pending the preparation of Notes in certificated form, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon the written request of the Company, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Notes in certificated form, but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Notes in certificated form. Without unreasonable delay, the Company will execute and deliver to the Trustee or such authenticating agent Notes in certificated form and thereupon any or all temporary Notes may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 5.02 and the Trustee or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary Notes an equal aggregate Principal Amount of Notes in certificated form. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Notes in certificated form authenticated and delivered hereunder.

Section 2.08. Cancellation of Notes. All Notes surrendered for the purpose of payment, redemption, repurchase, conversion, exchange or registration of transfer shall, if surrendered to the Company or any Paying Agent or any Note Registrar or any Conversion Agent, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of such canceled Notes in accordance with its customary procedures. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption, repurchase or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

Section 2.09. CUSIP Numbers. The Company in issuing the Series A Notes and the Series B Notes may use “CUSIP”, “ISIN” and/or similar numbers (if then generally in use) with respect to each series of Notes, and, if so, the Trustee shall use “CUSIP”, “ISIN” and/or similar numbers in notices of redemption as a convenience to Noteholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP”, “ISIN” and/or similar numbers.

ARTICLE 3

REDEMPTION AND REPURCHASE OF NOTES

Section 3.01. Company’s Right to Redeem. At any time after April 22, 2011, the Company, at its option, may redeem all (and not a portion) of the Outstanding Notes in accordance with the provisions of this Indenture on the Redemption Date for a redemption price in cash equal to 100% of the Principal Amount of the Notes to be redeemed (the “Redemption Price”), plus any accrued and unpaid Interest on the Notes redeemed to, but not including, the Redemption Date. If the Redemption Date is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Interest accrued as of the Redemption Date which would otherwise be payable on such Interest Payment Date will be paid on the Redemption Date to the holder on the Regular Record Date.

Section 3.02. Notice of Optional Redemption.

(a) In case the Company shall desire to exercise the right to redeem all of the Notes pursuant to Section 3.01, it shall fix a date for redemption (the “Redemption Date”) and it or, at its written request received by the Paying Agent not fewer than five Business Days prior (or such shorter period of time as may be acceptable to the Trustee) to the date the notice (which notice shall be prepared by the Company) of such redemption (the “Redemption Notice”) is to be mailed, the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed the Redemption Notice not fewer than twenty calendar nor more than sixty calendar days prior to the Redemption Date to each holder of Notes so to be redeemed as a whole or in part at its last address as the same appears on the Note Register; provided that if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee. Such mailing shall be by first class mail. The Redemption Notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such Redemption Notice by mail or any defect in the notice to the holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Concurrently with the mailing of any such Redemption Notice, the Company shall issue a press release announcing such redemption, the form and content of which press release shall be determined by the Company in its sole discretion. The failure to issue any such press release or any defect therein shall not affect the validity of the Redemption Notice or any of the proceedings for the redemption of any Note called for redemption.

(b) Each such Redemption Notice shall specify:

(i) the aggregate Principal Amount of Notes to be redeemed;

(ii) the CUSIP, ISIN or similar number or numbers of the Notes being redeemed;

(iii) the Redemption Date;

(iv) the Redemption Price at which Notes are to be redeemed;

(v) the place or places of payment and that payment will be made upon presentation and surrender of such Notes;

(vi) that Interest accrued to the Redemption Date will be paid as specified in said notice, and that on and after said date Interest thereon or on the portion thereof to be redeemed will cease to accrue;

(vii) that the holder has the right to convert the Notes called for redemption;

(viii) the Conversion Rate on the date of such notice; and

(ix) the time and the date on which the right to convert such Notes or portions thereof into Common Stock will expire.

(c) On or prior to the Redemption Date specified in the Redemption Notice given as provided in this Section 3.02, the Company will deposit with the Paying Agent (or, if the Company is acting as Paying Agent, set aside, segregate and hold in trust as provided in Section 5.04) an amount of money in immediately available funds sufficient to redeem on the Redemption Date all the Notes so called for redemption (other than those theretofore surrendered for conversion into Common Stock) at the Redemption Price plus accrued and unpaid interest to, but excluding, the Redemption Date; provided that if such payment is made on the Redemption Date, it must be received by the Paying Agent by 10:00 a.m., New York City time, on such date. The Company shall be entitled to retain any interest, yield or gain on amounts deposited with the Paying Agent pursuant to this Section 3.02(c) in excess of amounts required hereunder to pay the Redemption Price and accrued interest to, but not including, the Redemption Date. Subject to the last sentence of Section 8.05, if any Note called for redemption is converted pursuant hereto prior to such Redemption Date, any money deposited with the Paying Agent or so segregated and held in trust for the redemption of such Note shall be paid to the Company upon its written request, or, if then held by the Company, shall be discharged from such trust.

Whenever any Notes are to be redeemed, the Company will give the Trustee written notice in the form of an Officers’ Certificate not fewer than thirty days (or such shorter period of time as may be acceptable to the Trustee) prior to the Redemption Date.

Section 3.03. Payment of Notes Called for Redemption by the Company. If a Redemption Notice has been given as provided in Section 3.02, the Notes or portion of Notes with respect to which such notice has been given shall, unless converted into Common Stock pursuant to the terms hereof, become due and payable on the Redemption Date and at the place or places stated in such notice at the Redemption Price plus interest accrued to, but not including, the Redemption Date. Interest on the Notes so called for redemption shall cease to accrue on and after the Redemption Date (unless the Company shall default in the payment of the Redemption Price plus interest accrued to, but not including, the Redemption Date) and after 5:00 p.m., New York City time, on the second Trading Day immediately preceding the Redemption Date, such Notes shall cease to be convertible into Common Stock and, except as provided in Section 8.05, to be entitled to any benefit or security under this Indenture, and the holders thereof shall have no right in respect of such Notes except the right to receive the Redemption Price plus interest accrued to, but not including, the Redemption Date. On presentation and surrender of such Notes at a place of payment in said notice specified, the said Notes or the specified portions thereof shall be paid and redeemed by the Company at the Redemption Price plus interest accrued to, but not including, the Redemption Date; provided that if the applicable Redemption Date is after the applicable Regular Record Date and on or before an Interest Payment Date, the Interest accrued as of the Redemption Date which would otherwise be payable on such Interest Payment Date shall be paid on such Interest Payment Date to the holders of record of such Notes on the Regular Record Date instead of the holders surrendering such Notes for redemption on such date.

Notwithstanding the foregoing, the Paying Agent shall not pay the Redemption Price and accrued interest, if any, with respect to any Notes presented and surrendered for redemption or redeem any Notes or mail any Redemption Notice during the continuance of a default in payment of Interest on the Notes of which a Responsible Officer of the Trustee has deemed or actual knowledge (and the Paying Agent shall be entitled to conclusively rely upon a certificate of the Trustee as to such knowledge). If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest at the rate of 5.75% per annum, compounded quarterly, and such Note shall remain convertible into cash or a combination of cash and Common Stock, as the case may be, until the Principal Amount and Interest shall have been paid or duly provided for.

Section 3.04. Mandatory Redemption of Series A Notes by the Company. On the Series A Redemption Date, if any, the Company shall redeem all of the Series A Notes in accordance with the provisions of Section 3.05 and Section 3.06. The Company shall redeem such Series A Notes on the Series A Redemption Date at a redemption price in cash equal to the Adjusted Issue Price of the Series A Notes to be redeemed (the “Series A Redemption Price”) plus any accrued and unpaid Interest to, but not including, the Series A Redemption Date. Simultaneous with the redemption of all of the Series A Notes, the Company shall redeem the Series A Warrants in accordance with their terms.

Section 3.05. Notice of Mandatory Redemption of Series A Notes.

(a) If the Series A Redemption Date has occurred, the Company shall instruct the Paying Agent, and the Paying Agent in the name of and at the expense of the Company shall deliver written notice (the “Series A Redemption Notice”) by mail as soon as practicable (and if possible at least five Business Days prior to the Series A Redemption Date) to each holder of Series A Notes so to be redeemed at its last address as the same appears on the Note Register and to the Trustee. Concurrently with the delivery of any such Series A Redemption Notice, the Company shall issue a press release announcing such redemption, the form and content of which press release shall be determined by the Company in its sole discretion. The failure to give any

Series A Redemption Notice or issue any such press release or any defect therein shall not affect the validity of the Series A Redemption Notice or any of the proceedings for the redemption of any Series A Note or the obligation of the Company to redeem the Series A Notes on the Series A Redemption Date.

(b) Each such Series A Redemption Notice shall specify:

(i) the aggregate Principal Amount of Series A Notes to be redeemed;

(ii) the CUSIP, ISIN or similar number or numbers of the Series A Notes being redeemed;

(iii) the Series A Redemption Date;

(iv) the Series A Redemption Price at which Series A Notes are to be redeemed;

(v) the place or places of payment and that payment will be made upon presentation and surrender of such Series A Notes; and

(vi) that Interest accrued to the Redemption Date will be paid as specified in said notice, and that on and after said date Interest thereon or on the portion thereof to be redeemed will cease to accrue.

(c) On or prior to the Series A Redemption Date, the Company will deposit with the Paying Agent (or, if the Company is acting as Paying Agent, set aside, segregate and hold in trust as provided in Section 5.04) an amount of money in immediately available funds sufficient to redeem on the Series A Redemption Date all the Series A Notes at the Series A Redemption Price plus accrued and unpaid interest to, but excluding, the Series A Redemption Date; provided that if such payment is made on the Series A Redemption Date, it must be received by the Paying Agent by 10:00 a.m., New York City time, on such date. The Company shall be entitled to retain any interest, yield or gain on amounts deposited with the Paying Agent pursuant to this Section 3.05(c) in excess of amounts required hereunder to pay the Series A Redemption Price and accrued interest to, but not including, the Series A Redemption Date.

Section 3.06. Payment of Series A Notes Upon Mandatory Redemption by the Company. If the Series A Redemption Date has occurred, the Series A Notes shall, unless earlier converted into Common Stock pursuant to the terms hereof, become due and payable on the Series A Redemption Date and at the Agent Office of the Paying Agent at the Series A Redemption Price plus interest accrued to, but not including, the Series A Redemption Date. Interest on the Series A Notes so called for redemption shall cease to accrue on and after the Series A Redemption Date (unless the Company shall default in the payment of the Series A Redemption Price plus interest accrued to, but not including, the Series A Redemption Date). On presentation and surrender of such Series A Notes at the Agent Office of the Paying Agent, the said Series A Notes or the specified portions thereof shall be paid and redeemed by the Company at the Series A Redemption Price plus interest accrued to, but not including, the Series A Redemption Date; provided that if the applicable Series A Redemption Date is after the applicable Regular Record Date and on or before an Interest Payment Date, the Interest accrued as of the Series A

Redemption Date payable on such Interest Payment Date shall be paid on such Interest Payment Date to the holders of record of such Series A Notes on the applicable Regular Record Date instead of the holders surrendering such Series A Notes for redemption on such date.

Notwithstanding the foregoing, if the amounts applied pursuant to Section 9(c) of the Guarantee Agreement fully satisfy the obligations of the Company with respect to the Series A Notes and the Series A Warrants and the obligations of the borrower under the Term Loan Agreement have been paid in full, then the obligations of the Company with respect to payment of the Series A Redemption Price shall be deemed to be satisfied in full under this Section.

If any Series A Note called for redemption pursuant to Section 3.04 shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest at the rate of 5.75% per annum, compounded quarterly, and such Series A Note shall remain convertible into cash or a combination of cash and Common Stock, as the case may be, until the Principal Amount and Interest shall have been paid or duly provided for. The Company will notify all of the holders if the Company redeems any of the Series A Notes.

Section 3.07. Repurchase of Notes by the Company at Option of Holders upon a Fundamental Change.

(a) If a Fundamental Change shall occur at any time prior to Stated Maturity, each holder shall have the right, at such holder’s option, to require the Company to repurchase for cash all or a portion of such holder’s Notes, or any portion of the Principal Amount thereof that is equal to $1.00 or an integral multiple of $1.00, on the date specified in the Fundamental Change Repurchase Notice, which date shall be no more than thirty calendar days after the date of the Fundamental Change Repurchase Notice (subject to extension to comply with applicable law) (the “Fundamental Change Repurchase Date”). The Company shall repurchase such Notes at a price equal to 101% of the Principal Amount thereof (the “Fundamental Change Repurchase Price”) plus any accrued and unpaid Interest on the Notes to, but not including, the Fundamental Change Repurchase Date. If the applicable Fundamental Change Repurchase Date is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Interest accrued as of the Fundamental Change Repurchase Date that would otherwise be payable on such Interest Payment Date shall be paid on such Interest Payment Date to the holders of record of such Notes on the applicable Regular Record Date instead of the holders surrendering such Notes for repurchase on such date.

(b) On or before the thirtieth calendar day after the occurrence of a Fundamental Change, the Company, or at its written request the Paying Agent in the name of and at the expense of the Company (which request must be received by the Paying Agent at least five Business Days prior to the date the Paying Agent is requested to give notice as described below, unless the Paying Agent shall agree to a shorter period), shall mail or cause to be mailed, by first class mail, to all holders of record on such date a notice (which notice shall be prepared by the Company) (the “Fundamental Change Repurchase Notice”) of the occurrence of such Fundamental Change and of the repurchase right at the option of the holders arising as a result thereof to each holder of Notes at its last address as the same appears on the Note Register; provided that if the Company shall give such notice, it shall also give written notice of the Fundamental Change to the Trustee and Paying Agent, if other than the Trustee, at such time as it is mailed to Noteholders. Such notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. Each Fundamental Change Repurchase Notice shall state, among other things:

(i) the events causing the Fundamental Change;

(ii) the date of the Fundamental Change;

(iii) the last date on which a holder may exercise the repurchase right;

(iv) the Fundamental Change Repurchase Price and, to the extent known at the time of such notice, the amount of Interest that will be payable with respect to the Notes to, but not including, the Fundamental Change Repurchase Date;

(v) the Fundamental Change Repurchase Date;

(vi) the name and address of the Paying Agent and the Conversion Agent, if the Notes are then convertible in accordance with Section 15.01;

(vii) if the Notes are then convertible in accordance with Section 15.01, the applicable Conversion Rate at the time of such notice (and any applicable adjustments to the applicable Conversion Rate);

(viii) if the Notes are then convertible in accordance with Section 15.01, the Notes if a holder may be converted only if the Fundamental Change Repurchase Election has been withdrawn by such holder in accordance with the terms of this Indenture;

(ix) that the holder shall have the right to withdraw any Notes surrendered prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date (or any such later time as may be required by applicable law);

(x) a description of the procedures which a Noteholder must follow to exercise such repurchase right or to withdraw any surrendered Notes;

(xi) the CUSIP, ISIN or similar number or numbers of the Notes (if then generally in use); and

(xii) briefly, the conversion rights of the holders of the Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Noteholders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 3.07.

(c) Notes shall be repurchased pursuant to this Section 3.07 at the option of the holder upon:

(i) delivery to the Paying Agent by a holder of a duly completed notice (a “Fundamental Change Repurchase Election”) in the form set forth on the reverse of the Note at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date, which is subject to extension to comply with applicable law, stating:

(A) if certificated notes have been issued, the certificate numbers of the Notes which the holder shall deliver to be repurchased;

(B) the portion of the Principal Amount of the Notes that the holder shall deliver to be repurchased, which portion must be $1.00 or an integral multiple thereof; and

(C) that such Notes shall be repurchased by the Company as of the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Notes and in the Indenture; and

(ii) delivery or book-entry transfer of the Notes to the Paying Agent simultaneously with or at any time after delivery of the Fundamental Change Repurchase Election (together with all necessary endorsements) at the Agent Office of the Paying Agent, such delivery or transfer being a condition to receipt by the holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 3.07 only if the Notes so delivered or transferred to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Election. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.

If the Notes are not in certificated form, holders must provide notice of their election in accordance with the appropriate procedures of the Depositary.

Section 3.08. Conditions and Procedures for Repurchase at Option of Holders.

(a) At the request of the holder, the Company shall repurchase from such holder, pursuant to Section 3.07, a portion of a Note, if the Principal Amount of such portion is $1.00 or a whole multiple of $1.00. Provisions of this Indenture that apply to the repurchase of all of a Note also apply to the repurchase of such portion of such Note. Upon presentation of any Note repurchased in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Note or Notes, of any authorized denomination, in aggregate Principal Amount equal to the portion of the Notes presented not repurchased.

(b) On or prior to a Fundamental Change Repurchase Date, the Company will deposit with the Paying Agent an amount of money sufficient to repurchase on the Fundamental Change Repurchase Date all the Notes or portions thereof to be repurchased on such date at the Fundamental Change Repurchase Price plus accrued and unpaid Interest, if any, to, but not including, the Fundamental Change Repurchase Date, if applicable; provided that if such deposit is made on the Fundamental Change Repurchase Date it must be received by the Trustee or Paying Agent, as the case may be, by 10:00 a.m., New York City time, on such date.

If on the Fundamental Change Repurchase Date the Trustee or other Paying Agent appointed by the Company holds money sufficient to pay the aggregate Fundamental Change Repurchase Price of all the Notes or portions thereof that are to be repurchased plus accrued and unpaid Interest, if any, to, but not including, the Fundamental Change Repurchase Date, if applicable, then, on such Fundamental Change Repurchase Date (i) such Notes will cease to be outstanding, (ii) Interest on such Notes will cease to accrue, and (iii) all other rights of the holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price plus accrued and unpaid Interest, if any, to, but not including, the Fundamental Change Repurchase Date, if applicable upon book-entry transfer or delivery of the Notes, as the case may be).

(c) Upon receipt by the Paying Agent of a Fundamental Change Repurchase Election, the holder of the Note in respect of which such Fundamental Change Repurchase Election was given shall (unless such Fundamental Change Repurchase Election is validly withdrawn) thereafter be entitled to receive solely the Fundamental Change Repurchase Price with respect to such Note plus accrued and unpaid Interest, if any, to, but not including, the Fundamental Change Repurchase Date, if applicable. Such Fundamental Change Repurchase Price plus accrued and unpaid Interest, if any, to, but not including, the Fundamental Change Repurchase Date, if applicable, shall be paid to such holder, subject to receipt of funds and/or Notes by the Paying Agent, promptly following the later of (x) the Fundamental Change Repurchase Date with respect to such Note (provided the holder has satisfied the conditions in Section 3.07(c)) and (y) the time of book-entry transfer or delivery of such Note to the Paying Agent by the holder thereof in the manner required by Section 3.07(c). Notes in respect of which a Fundamental Change Repurchase Election has been given by the holder thereof may not be converted pursuant to Article 15 hereof on or after the date of the delivery of such Fundamental Change Repurchase Election unless such Fundamental Change Repurchase Election has first been validly withdrawn.

(d) Notwithstanding anything herein to the contrary, any holder delivering to the Paying Agent a Fundamental Change Repurchase Election shall have the right to withdraw such Fundamental Change Repurchase Election, in whole or in part, at any time prior to 5:00 p.m., New York City time, on the Business Day preceding the Fundamental Change Repurchase Date (or any such later time as may be required by applicable law) by delivery of a written notice of withdrawal to the Paying Agent, specifying:

(i) if certificated Notes have been issued, the certificate numbers of the withdrawn Notes;

(ii) the Principal Amount of the Note with respect to which such notice of withdrawal is being submitted; and

(iii) the Principal Amount, if any, of such Note which remains subject to the original Fundamental Change Repurchase Election and which has been or will be delivered for repurchase by the Company.

If the Notes are not in certificated form, holders must provide notice of their withdrawal in accordance with the appropriate procedures of the Depositary.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Election or written notice of withdrawal thereof.

(e) The Company will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act to the extent then applicable in connection with the repurchase rights of the holders of Notes in the event of a Fundamental Change. If then required by applicable rules, the Company will file a Schedule TO or any other schedule required in connection with any offer by the Company to repurchase Notes.

(f) There shall be no repurchase of any Notes pursuant to Section 3.07 if there has occurred at any time prior to, and is continuing on, the Fundamental Change Repurchase Date an Event of Default (other than an Event of Default that is cured by the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective holders thereof any Notes (x) with respect to which a Fundamental Change Repurchase Election has been withdrawn in compliance with this Indenture or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Fundamental Change Repurchase Price with respect to such Notes) of which Event of Default the Paying Agent has been notified by the Company in which case, upon such return, the Fundamental Change Repurchase Election with respect thereto shall be deemed to have been withdrawn.

(g) The Paying Agent shall return to the Company any cash that remains unclaimed as provided in Section 13.03, together with interest, if any, thereon, held by them for the payment of the Fundamental Change Repurchase Price; provided that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.08(b) exceeds the aggregate Fundamental Change Repurchase Price of the Notes or portions thereof which the Company is obligated to purchase as of the Fundamental Change Repurchase Date then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Fundamental Change Repurchase Date, the Paying Agent shall return any such excess to the Company together with interest, if any, thereon.

(h) In the case of a reclassification, change, consolidation, merger, binding share exchange, combination, sale or conveyance to which Section 15.06 applies, in which the Common Stock of the Company is changed or exchanged as a result into the right to receive cash, securities or other property, which includes shares of Common Stock of the Company or shares of common stock of another Person that are, or upon issuance will be, traded on a U.S. national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess of 50% of the aggregate fair market value of such cash, securities or other property (as determined by the Company, which determination shall be conclusive and binding), then the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (accompanied by an Opinion of Counsel to the effect that such supplemental indenture complies with this Section 3.08(h)) modifying the provisions of this

Indenture relating to the right of holders of the Notes to cause the Company to repurchase the Notes following a Fundamental Change, including without limitation the applicable provisions of this Article 3 and the definition of Fundamental Change, as appropriate, as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply to such other Person if different from the Company (in lieu of the Company).

ARTICLE 4

SUBORDINATION OF NOTES

Section 4.01. Notes Subordinated To Senior Indebtedness. The Company covenants and agrees, and the Trustee and each holder of the Notes by the acceptance thereof likewise covenant and agree, that all Notes shall be issued subject to the provisions of this Article 4; and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of the principal of, premium, if any, and interest on the Notes by the Company shall, to the extent and in the manner set forth in this Article 4, be subordinated and junior in right of payment to the prior payment in full in cash of all obligations arising under Senior Indebtedness. Only Senior Indebtedness shall rank senior to the Notes in accordance with the provisions set forth herein.

Section 4.02. No Payment On Notes In Certain Circumstances.

(a) No direct or indirect payment (other than in Junior Securities) by or on behalf of the Company of principal of, premium, if any, or interest on the Notes, whether pursuant to the terms of the Notes, upon acceleration, pursuant to any repurchase, redemption or otherwise (each a “Note Payment”), and no deposit pursuant to Article 13, will be made, if, at the time of such payment, there exists a default in the payment in cash of all or any portion of the principal of, premium, if any, or interest on the Designated Senior Indebtedness when due, or the Designated Senior Indebtedness has been accelerated, and such default shall not have been cured or waived in writing or the benefits of this sentence waived in writing by or on behalf of the holders of such Designated Senior Indebtedness. In addition, during the continuance of any non-payment event of default with respect to the Designated Senior Indebtedness pursuant to which the maturity thereof may be immediately accelerated by the holder or holders of the Designated Senior Indebtedness, and upon receipt by the Trustee of written notice, referring to this Indenture and entitled “Payment Blockage Notice” (a “Payment Blockage Notice”), from the holder or holders of the Designated Senior Indebtedness, then, unless and until such event of default has been cured or waived in writing or has ceased to exist or the Designated Senior Indebtedness has been discharged or repaid in full in cash (or such payment shall be duly provided for in a manner satisfactory to holders of the Designated Senior Indebtedness) or otherwise to the extent holders of the Designated Senior Indebtedness in their sole discretion accept satisfaction of amounts due by settlement in other than cash or the benefits of these provisions have been waived in writing by the holders of the Designated Senior Indebtedness, no Note Payment and no deposit pursuant to Article 13 will be made to such holders during a period (a “Payment Blockage Period”) commencing on the date of receipt of the Payment Blockage Notice by the Trustee and ending 179 days thereafter. The Trustee shall deliver a copy of the Payment Blockage Notice to the Company promptly upon receipt thereof.

Notwithstanding anything in the subordination provisions of this Indenture or the Notes to the contrary, (1) in no event will a Payment Blockage Period extend beyond 179 days from the date the Payment Blockage Notice in respect thereof was received by the Trustee and (2) not more than one Payment Blockage Period may exist with respect to the Notes during any period of 360 consecutive calendar days. No default that existed or was continuing on the date of delivery of any Payment Blockage Notice (whether or not such event is with respect to the same issue of Designated Senior Indebtedness) may be, or be made, the basis for a subsequent Payment Blockage Notice, unless such default has been cured or waived for a period of not less than 90 consecutive calendar days.

(b) In the event that, notwithstanding the foregoing, any Note Payment shall be received by the Trustee at a time when such payment is prohibited by Section 4.02(a), such Note Payment shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of the Designated Senior Indebtedness, as their respective interests may appear.

Section 4.03. Payment Over Of Proceeds Upon Dissolution, Etc.

(a) Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, to the creditors of the Company upon any dissolution or winding-up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other similar proceedings relating to the Company, any assignment for the benefit of creditors or any marshalling of the Company’s assets and liabilities, the holders of Senior Indebtedness shall be entitled to receive payment in full in cash of all obligations due in respect of Senior Indebtedness (including Post-Petition Interest), or have provision made for such payment in a manner acceptable to holders of Senior Indebtedness, before the holders of the Notes or the Trustee on behalf of such holders shall be entitled to receive any payment by the Company of the principal of, premium, if any, or interest on the Notes, or any payment by the Company to acquire any of the Notes for cash, property or securities, or any distribution by the Company with respect to the Notes of any cash, property or securities (in each case, other than payments in Junior Securities). For the purposes of this Section 4.03, “Post-Petition Interest” means, with respect to the Senior Indebtedness, all interest accrued or accruing on the Senior Indebtedness after the commencement of any insolvency or liquidation proceeding against the Company in accordance with and at the contract rate (including, without limitation, any rate applicable upon default), specified in the Credit Facility, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such insolvency or liquidation proceeding.

(b) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (in each case, other than Junior Securities) in respect of the principal, premium, if any, or interest on the Notes, shall be received by the Trustee or any Paying Agent or any holder of Notes at a time when such payment or distribution is prohibited by Section 4.03(a), such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness, as their respective interests may appear, for application to the payment of all obligations in respect of Senior Indebtedness remaining unpaid until all obligations in respect of Senior Indebtedness have been paid in full in cash (or such payment shall be duly provided for in a manner satisfactory to the holders of Senior Indebtedness) or otherwise to the extent holders of Senior Indebtedness in their sole discretion accept satisfaction of amounts due by settlement in other than cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of Senior Indebtedness.

Section 4.04. Subrogation. Upon the payment in full in cash (or such payment shall be duly provided for in a manner satisfactory to the holders of Senior Indebtedness) or otherwise to the extent holders of Senior Indebtedness in their sole discretion accept satisfaction of amounts due by settlement in other than cash of all Senior Indebtedness, the holders of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, cash equivalents, property or securities of the Company made on Senior Indebtedness until the principal of, premium, if any, and interest on the Notes shall be paid in full in cash or the Notes are no longer outstanding; and, for the purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, cash equivalents, property or securities to which the holders of the Notes or the Trustee on their behalf would be entitled except for the provisions of this Article 4, and no payment over pursuant to the provisions of this Article 4 to the holders of Senior Indebtedness by holders of the Notes or the Trustee on their behalf shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the holders of the Notes, be deemed to be a payment by the Company to or on account of Senior Indebtedness. It is understood that the provisions of this Article 4 are and are intended solely for the purpose of defining the relative rights of the holders of the Notes, on the one hand, and the holders of Senior Indebtedness, on the other hand.

If any payment or distribution to which the holders of the Notes would otherwise have been entitled but for the provisions of this Article 4 shall have been applied, pursuant to the provisions of this Article 4, to the payment of all amounts payable under Senior Indebtedness, then and in such case, the holders of the Notes shall be entitled to receive from the holders of Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount required to make payment in full in cash of Senior Indebtedness (or to duly provide for such payment in a manner satisfactory to the holders of Senior Indebtedness) or otherwise to the extent holders of Senior Indebtedness in their sole discretion accept satisfaction of amounts due by settlement in other than cash.

Section 4.05. Obligations Of Company Unconditional. Nothing contained in this Article 4 or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company and the holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Notes the principal of, premium on and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Notes and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the holder of any Note or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 4 of the holders of Senior Indebtedness in respect of cash, cash equivalents, property or securities of the Company received upon the exercise of any such remedy.

Without limiting the generality of the foregoing, nothing contained in this Article 4 shall restrict the right of the Trustee or the holders of Notes to take any action to declare the Notes to be due and payable prior to their Stated Maturity pursuant to Section 7.01 or to pursue any rights or remedies hereunder.

Section 4.06. Notice To Trustee. The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article 4. Unless the Trustee has failed to give notice of its change of address pursuant to Section 17.03, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to Senior Indebtedness or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until a Responsible Officer of the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Company, or by a holder of Senior Indebtedness or agent therefor; and prior to the receipt of any such written notice, the Trustee subject to the provisions of Article 8 shall, be entitled to conclusively assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 4.06 at least two Business Days prior to the date upon which by the terms of this Indenture any moneys shall become payable to any Noteholder for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest on any Note), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from the Company and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. The Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of Senior Indebtedness (or a trustee on behalf of, or agent or other representative of, such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a trustee or agent or representative on behalf of any such holder. A holder of Senior Indebtedness and any agent on behalf of such holder shall be entitled to deliver all notices required by this Section 4.06 or otherwise pursuant to this Article 4 to the address of the Trustee set forth herein or to such additional or different address as the Trustee shall have designated pursuant to Section 17.03.

In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 4, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 4, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 4.07. Trustee’s Relation To Senior Indebtedness. The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article 4 with respect to Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 4, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness (except as provided in Section 4.02(b) and 4.03(b)). The Trustee shall not be liable to any such holders of Senior Indebtedness if the Trustee shall in good faith mistakenly pay over or distribute to holders of Notes or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 4 or otherwise.

Section 4.08. Subordination Rights Not Impaired By Acts Or Omissions Of The Company Or Holders Of Senior Indebtedness. No right of any present or future holders of Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Article 4 are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.

Section 4.09. Holders Authorize Trustee To Effectuate Subordination Of Notes. Each holder of Notes by his acceptance of such Notes authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 4, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, total liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its or his Notes in the form required in those proceedings.

Section 4.10. This Article Not To Prevent Events Of Default. The failure to make a payment on account of principal of, or premium, if any, or interest on the Notes by reason of any provision of this Article 4 shall not be construed as preventing the occurrence of an Event of Default specified in clauses (a), (b), (c) or (d) of Section 7.01.

Section 4.11. Trustee’s Compensation And Rights To Indemnification Not Prejudiced. Nothing in this Article 4 shall apply to amounts due to the Trustee, or its rights to indemnification, pursuant to other sections in this Indenture.

Section 4.12. No Waiver of Subordination Provisions. Without in any way limiting the generality of Section 4.08, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the holders of the Notes, without incurring responsibility to the holders of the Notes and without impairing or releasing the subordination provided in this Article 4 or the obligations hereunder of the holders of the Notes to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner or place or time of payment of Senior Indebtedness or amend, supplement or otherwise modify any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding, guaranteed or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

Section 4.13. Subordination Provisions Not Applicable To Money Held In Trust For Holders; Payments May Be Paid Prior To Dissolution. All funds deposited in trust with the Paying Agent pursuant to and in accordance with Article 13 when permitted pursuant to Article 4 shall be for the sole benefit of the holders and shall not be subject to this Article 4.

Nothing contained in this Article 4 or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in this Article 4, from making payments of principal of, premium, if any, and interest on the Notes or from depositing with the Paying Agent any moneys for such payments or from effecting a termination of the Company’s obligations under the Notes and this Indenture as provided in Article 13, or (ii) the application by the Trustee of any moneys deposited with it or any Paying Agent for the purpose of making such payments of principal of, premium, if any, and interest on the Notes, to the holders entitled thereto unless at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Section 4.02(b) or in Section 4.06. The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company.

Section 4.14. Acceleration Of Notes. If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of the Designated Senior Indebtedness through their agent of the acceleration. If Designated Senior Indebtedness is outstanding at the time of such acceleration, then the Company shall not pay principal of, premium, if any, or interest on the Notes until five Business Days after the holders of Designated Senior Indebtedness receive notice of such acceleration and, thereafter, shall be entitled to make such payments only if this Article 4 permits such payments at such time.

Section 4.15. Certain Conversions and Repurchases Not Deemed Payment. For the purposes of this Article 4 only, (1) (x) the issuance and delivery of Junior Securities upon conversion of Notes in accordance with, and (y) the payment, issuance or delivery of cash, property or securities upon conversion of a Note as a result of any transaction pursuant to, Section 15.01 or (2) the issuance and delivery of Junior Securities made in connection with repurchases of Notes in accordance with Section 3.07, shall not be deemed to constitute a Note Payment. For the purposes of this Article 4, the term “Junior Securities” means (a) Common Stock of the Company or Applicable Stock, as the case may be, or (b) securities of the Company that are subordinated in right of payment to Senior Indebtedness that may be outstanding at the time of issuance or delivery of such securities to at least the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this Article 4. Nothing contained in this Article 4 or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors (other than holders of Senior Indebtedness) and the Noteholders, the right, which is absolute and unconditional, of the holder of any Note to convert such Note in accordance with Section 15.01.

Section 4.16. Reliance by Holders of Senior Indebtedness on Subordination Provisions. Each Noteholder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

ARTICLE 5

PARTICULAR COVENANTS OF THE COMPANY

Section 5.01. Payment of Principal and Interest. The Company covenants and agrees that it will duly and punctually pay or cause to be paid the Principal Amount of (including any Redemption Price or Fundamental Change Repurchase Price pursuant to Article 3) and Interest on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 5.02. Maintenance of Office or Agency. The Company will maintain an office or agency in such cities as it shall determine, where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion, redemption or repurchase and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

The Company may also from time to time designate co-registrars and one or more offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice of any such designation or rescission and of any change in the location of any such other office or agency to the Trustee and the holders.

The Company hereby initially designates JPMorgan Chase Bank, N.A. as Paying Agent, Note Registrar, Custodian and Conversion Agent, and the office of agency of the Paying Agent shall be considered as one such office or agency of the Company for each of the aforesaid purposes, which office or agency shall be the Agent Office.

Section 5.03. Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 8.10, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 5.04. Provisions as to Paying Agent.

(a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 5.04:

(i) that it will hold all sums held by it as such agent for the payment of the Principal Amount of or Interest on the Notes (whether such sums have been paid to it by the Company or by any other obligor on the Notes) in trust for the benefit of the holders of the Notes or of the Trustee, as the case may be;

(ii) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Notes) to make any payment of the Principal Amount of or Interest on the Notes when the same shall be due and payable; and

(iii) that at any time during the continuance of an Event of Default, upon the written request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust by it as such agent.

The Company shall, on or before each due date of the Principal Amount of or Interest on the Notes, deposit with the Paying Agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such Principal Amount or Interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the due date, such deposit shall be received by the Paying Agent by 10:00 a.m., New York City time, on such date.

(b) If the Company shall act as Paying Agent, it will, on or before each due date of the Principal Amount of or Interest on the Notes, set aside, segregate and hold in trust for the benefit of the holders of the Notes a sum sufficient to pay such Principal Amount or Interest so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Company (or any other obligor under the Notes) to make any payment of the Principal Amount of or Interest on the Notes when the same shall become due and payable.

(c) Anything in this Section 5.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 5.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.

(d) Anything in this Section 5.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 5.04 is subject to Sections 13.02 and 13.03.

The Trustee shall not be responsible for the actions of any other Paying Agents and shall have no control of any funds held by such other Paying Agents.

Section 5.05. Existence. Subject to Article 12, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory), privileges and franchises necessary or desirable in the ordinary conduct of its business; provided that the Company shall not be required to preserve any such right if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Noteholders.

Section 5.06. Rule 144A Information Requirement. Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any holder or beneficial holder of Notes or any Common Stock issued upon conversion thereof which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of Notes or such Common Stock designated by such holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any holder or beneficial holder of the Notes or such Common Stock and it will take such further action as any holder or beneficial holder of such Notes or such Common Stock may reasonably request, all to the extent required from time to time to enable such holder or beneficial holder to sell its Notes or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time. Upon the request of any holder or any beneficial holder of the Notes or such Common Stock, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

Section 5.07. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the Principal Amount of or Interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.08. Compliance Certificate. The Company shall deliver to the Trustee, within ninety calendar days after the end of each fiscal year of the Company (which fiscal year of the Company is presently the twelve calendar months ending December 31), a certificate signed by either the principal executive officer, principal financial officer or principal accounting officer of the Company, stating whether or not to the best knowledge of the signer thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and the status thereof of which the signer may have knowledge.

The Company will deliver to the Trustee, promptly upon becoming aware of (i) any default in the performance or observance of any covenant, agreement or condition contained in this Indenture, or (ii) any Event of Default, an Officers’ Certificate specifying with particularity such default or Event of Default and further stating what action the Company has taken, is taking or proposes to take with respect thereto.

Any notice required to be given under this Section 5.08 shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office.

Section 5.09. [Reserved].

Section 5.10. Transactions with Affiliates.

(a) the Company will not make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”) involving aggregate consideration in excess of $1,000,000, unless:

(i) the Affiliate Transaction is on terms that are no less favorable to the Company than those that would have been obtained in a comparable transaction by the Company with an unrelated Person; and

(ii) the Company delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10,000,000, a resolution of the Board of Directors approving such Affiliate Transaction set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this Section 5.10 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors.

(b) The restrictions set forth in Section 5.10 do not apply to:

(i) any Affiliate Transaction with the NASD;

(ii) employment agreements with officers or employees of the Company or the payment of reasonable and customary compensation and fees paid to, and indemnities provided on behalf of, officers, directors, employees or consultants of the Company, any of its direct or indirect parent entities, or any of its Subsidiaries as determined in good faith by the Board of Directors of the Company or senior management thereof;

(iii) the payment by the Company or any of its Subsidiaries to the Holders and any of their Affiliates for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the members of the Board of Directors of the Company or a majority of the disinterested members of the Board of Directors of the Company, in each case in good faith;

(iv) transactions in which the Company delivers to the Trustee a letter from an Independent Financial Adviser stating that such transaction is fair to the Company or any of its Subsidiaries from a financial point of view;

(v) payments or loans (or cancellations of loans) to employees or consultants of the Company or any of its direct or indirect parent entities or any of its Subsidiaries which are approved by a majority of the Board of Directors of the Company in good faith and which are otherwise permitted under this Indenture;

(vi) payments made or performance under any agreement as in effect on the Issue Date; and

(vii) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture that are fair to the Company or the Subsidiaries, in the reasonable determination of the members of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as would reasonably have been entered into at such time with an unaffiliated party.

Section 5.11. Future Guarantors. In the event of a spin-off or other corporate transaction that results in the Company’s stockholders owning a subsidiary or other business or other entity that was a subsidiary of the Company within the two years preceding any such distribution of capital stock, the Company will cause such subsidiary or other business to execute and deliver to the Trustee a supplemental indenture (accompanied by an Opinion of Counsel to the effect that such supplemental indenture is the legal, valid and binding obligation of such subsidiary or other business, and is enforceable in accordance with its terms, subject to then customary exceptions) which provides for such subsidiary’s or business’ full and unconditional guarantee of the Company’s obligations under the Notes and this Indenture.

Section 5.12. Calculation of Original Issue Discount. The Company shall provide to the Paying Agent on a timely basis such information as the Paying Agent requires to enable the Paying Agent to prepare and file any form required to be submitted by the Company with the Internal Revenue Service and the holders of the Notes relating to original issue discount, including, without limitation, Form 1099-OID or any successor form.

Section 5.13. Limitation on Layering. The Company shall not incur any Indebtedness that is contractually senior in right of payment to the Notes and contractually subordinate in right of payment to any other Indebtedness of the Company.

ARTICLE 6

NOTEHOLDERS’ LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 6.01. Noteholders’ Lists. The Company covenants and agrees that it, if requested, will, furnish or cause to be furnished to the Trustee, four times a year, not more than fifteen calendar days after each January 7, April 7, July 7 and October 7 in each year beginning with July 7, 2005, and at such other times as the Trustee may request in writing, within thirty calendar days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the holders of Notes as of a date not more than fifteen calendar days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished by the Company to the Trustee so long as the Trustee is acting as the sole Note Registrar.

Section 6.02. Preservation and Disclosure of Lists.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Notes contained in the most recent list furnished to it as provided in Section 6.01 or maintained by the Trustee in its capacity as Note Registrar or co-registrar in respect of the Notes, if so acting. The Trustee may destroy any list furnished to it as provided in Section 6.01 upon receipt of a new list so furnished.

(b) The rights of Noteholders to communicate with other holders of Notes with respect to their rights under this Indenture or under the Notes, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(c) Every Noteholder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of holders of Notes made pursuant to the Trust Indenture Act.

Section 6.03. Reports by Trustee.

(a) Within sixty calendar days after December 31 of each year commencing with the year 2005, the Trustee shall transmit to holders of Notes such reports dated as of December 31 of the year in which such reports are made concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. In the event that no events have occurred under the applicable sections of the Trust Indenture Act, the Trustee shall be under no duty or obligation to provide such reports.

(b) A copy of such report shall, at the time of such transmission to holders of Notes, be filed by the Trustee with each stock exchange and automated quotation system upon which the Notes are listed, if any, and with the Company and the Commission if and when at any time after this Indenture becomes qualified under the Trust Indenture Act. The Company will promptly notify the Trustee in writing when the Notes are listed on any stock exchange or automated quotation system or delisted therefrom.

Section 6.04. Reports by Company. The Company shall file with the Trustee (and the Commission if at any time after this Indenture becomes qualified under the Trust Indenture Act), and transmit to holders of Notes, such information, documents and other reports and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act, whether or not the Notes are governed by such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within fifteen calendar days after the same is so required to be filed with the Commission. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

ARTICLE 7

REMEDIES OF THE TRUSTEE AND NOTEHOLDERS ON AN EVENT OF DEFAULT

Section 7.01. Events of Default. In case one or more of the following events (each, an “Event of Default”) (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

(a) default in the payment of the Principal Amount of any of the Notes as and when the same shall become due and payable either at Stated Maturity or in connection with any redemption, repurchase or Fundamental Change repurchase, in each case pursuant to Article 3, or otherwise; or

(b) default in the payment of any installment of Interest upon any of the Notes as and when the same shall become due and payable, and continuance of such default for a period of thirty calendar days; or

(c) failure to provide on a timely basis a Fundamental Change Repurchase Notice after the occurrence of a Fundamental Change as required by Section 3.07; or

(d) default in the Company’s obligation to convert the Notes into cash or a combination of cash and Common Stock, as applicable, upon the exercise of a holder’s conversion rights pursuant to Article 15 and continuation of such default for a period of ten calendar days; or

(e) failure on the part of the Company duly to observe or perform any other of the terms, covenants or agreements on the part of the Company in the Notes or this Indenture (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section 7.01 specifically dealt with) continued for a period of sixty calendar days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or to the Company and a Responsible Officer of the Trustee by the holders of at least 25% in aggregate Principal Amount of the Notes at the time outstanding determined in accordance with Section 9.04; or

(f) default with respect to the Company’s or any of its Subsidiaries’ indebtedness having a principal amount then outstanding, individually or in the aggregate, of at least $50.0 million, whether such indebtedness now exists or is hereafter incurred, which default or defaults, if not cured, rescinded or annulled within thirty calendar days after written notice as provided in this Indenture:

(i) shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable; or

(ii) shall constitute the failure to pay such indebtedness at the final stated maturity thereof (after expiration of any applicable grace period); or

(g) rendering of any final judgment or judgments for the payment of money in excess of $50,000,000 against the Company (to the extent not covered by insurance as to which the insurer does not dispute coverage) that is not discharged for any period of sixty consecutive calendar days during which a stay of enforcement shall not be in effect; or

(h) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case,

(ii) consents to the entry of an order for relief against it in an involuntary case,

(iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

(iv) makes a general assignment for the benefit of its creditors,

(v) takes any comparable action under any foreign laws relating to insolvency,

(vi) generally is not able to pay its debts as they become due, or

(vii) takes any corporate action to authorize or effect any of the foregoing; or

(i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company or any Significant Subsidiary in an involuntary case,

(ii) appoints a custodian of the Company or any Significant Subsidiary or for all or substantially all of the property of the Company or any Significant Subsidiary, or

(iii) orders the liquidation of the Company or any Significant Subsidiary,

and the order or decree remains unstayed and in effect for 60 days;

then, and in each and every such case (other than an Event of Default specified in Section 7.01(h) or Section 7.01(i)), unless the Principal Amount of all of the Notes shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate Principal Amount of the Notes then outstanding hereunder determined in accordance with Section 9.04, by notice in writing to the Company (and to the Trustee if given by Noteholders), may declare the Principal Amount of all the Notes and the Interest accrued and unpaid thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding. If an Event of Default specified in Section 7.01(h) or Section 7.01(i) occurs, the Principal Amount of all the Notes and the Interest accrued and unpaid thereon shall be immediately and automatically due and payable without necessity of further action. If, however, at any time after the Principal Amount of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, (a) the Company shall pay or shall deposit with the Trustee a sum sufficient to pay (i) all matured installments of Interest upon all Notes, (ii) the Principal Amount of any and all Notes which shall have become due otherwise than by acceleration, (iii) interest on overdue and unpaid installments of Interest (to the extent that payment of such interest is enforceable under applicable law) and on such Principal Amount at the rate borne by the Notes, to the date of such payment or deposit and (iv) amounts due to the Trustee pursuant to Section 8.06, and (b) any and all defaults under this Indenture, other than the nonpayment of Principal Amount of and accrued and unpaid Interest on Notes which shall have become due by acceleration, shall have been cured or waived pursuant to Section 7.07, then and in every such case the holders of a majority in aggregate Principal Amount of the Notes then outstanding on behalf of the holders of all of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all defaults or Events of Default and rescind and annul such declaration and its consequences subject to Section 7.07; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon. The Company shall notify in writing a Responsible Officer of the Trustee, promptly upon becoming aware thereof, of any Event of Default, as provided in Section 5.08.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the holders of Notes, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the holders of Notes, and the Trustee shall continue as though no such proceeding had been taken.

Section 7.02. Payments of Notes on Default; Suit Therefor. The Company covenants that in the case of an Event of Default pursuant to Section 7.01(a) or 7.01(b), then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Notes, (i) the whole amount that then shall have become due and payable on all such Notes for Principal Amount or Interest, as the case may be, with interest upon the overdue Principal Amount and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of Interest at the rate of 5.75% per annum, from the required payment date, and (ii) in addition thereto, any amounts due the Trustee under Section 8.06. Until such demand by the Trustee, the Company may pay the Principal Amount of and Interest on the Notes to the registered holders, whether or not the Notes are overdue.

In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Notes and collect in the manner provided by law out of the property of the Company or any other obligor on the Notes wherever situated the monies adjudged or decreed to be payable.

In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the case of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the Principal Amount of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 7.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of the Principal Amount and Interest owing and unpaid in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Noteholders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 8.06, and to take any other action with respect to such claims, including participating as a member of any official committee of creditors, as it reasonably deems necessary or advisable, and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Noteholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including counsel fees and expenses incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Notes, and it shall not be necessary to make any holders of the Notes parties to any such proceedings.

Section 7.03. Application of Monies Collected by Trustee. Any monies or other property collected by the Trustee pursuant to this Article 7, or any monies or other property otherwise distributable in respect of the Company’s obligations under this Indenture, shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

FIRST: To the payment of all amounts due the Trustee (including any predecessor Trustee), and any Paying Agent, Note Registrar, Conversion Agent and Custodian under Section 8.06;

SECOND: In case the Principal Amount of the outstanding Notes shall not have become due and be unpaid, to the payment of Interest on the Notes in default in the order of the maturity of the installments of such Interest, with interest (to the extent that such interest has been collected by the Trustee) as provided in Section 7.02 upon the overdue installments of Interest at the rate borne by the Notes, such payments to be made ratably to the Persons entitled thereto;

THIRD: In case the Principal Amount of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid, to the payment of the whole amount then owing and unpaid upon the Notes for Principal Amount and Interest, with interest on the overdue Principal Amount and (to the extent that such interest has been collected by the Trustee) upon overdue installments of Interest, at the rate borne by the Notes, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such Principal Amount and Interest without preference or priority of the Principal Amount over Interest, or of Interest over the Principal Amount, or of any installment of Interest over any other installment of Interest, or of any Note over any other Note, ratably to the aggregate of such Principal Amount and accrued and unpaid Interest; and

FOURTH: To the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto.

Section 7.04. Proceedings by Noteholder. No holder of any Note shall have any right by virtue of or by reference to any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless (a) such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, (b) the holders of not less than 25% in aggregate Principal Amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such security or indemnity satisfactory to the Trustee as it may require against the costs, expenses and liabilities to be incurred therein or thereby, (c) the Trustee for sixty calendar days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and (d) no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 7.07; it being understood and intended, and being expressly covenanted by the taker and holder of every Note with every other taker and holder and the Trustee, that no one or more holders of Notes shall have any right in any manner whatever by virtue of or by reference to any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Notes, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Notes (except as otherwise provided herein). For the protection and enforcement of this Section 7.04, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any holder of any Note to receive payment of the Principal Amount of (including any Redemption Price or Fundamental Change Repurchase Price pursuant to Article 3) and accrued Interest on such Note on or after the respective due dates expressed in such Note, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company, shall not be impaired or affected without the consent of such holder.

Anything contained in this Indenture or the Notes to the contrary notwithstanding, the holder of any Note, without the consent of either the Trustee or the holder of any other Note, in its own behalf and for its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its rights of conversion as provided herein.

Section 7.05. Proceedings by Trustee. In case of an Event of Default, the Trustee may, in its discretion, proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 7.06. Remedies Cumulative and Continuing. Except as provided in Section 2.06, all powers and remedies given by this Article 7 to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Notes to exercise any right or power accruing upon any default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein, and, subject to the provisions of Section 7.04, every power and remedy given by this Article 7 or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

Section 7.07. Direction of Proceedings and Waiver of Defaults by Majority of Noteholders. The holders of a majority in aggregate Principal Amount of the Notes at the time outstanding determined in accordance with Section 9.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that (a) such direction shall not be in conflict with any rule of law or with this Indenture, (b) the Trustee may take any other action which is not inconsistent with such direction, (c) the Trustee may decline to take any action that would benefit some Noteholders to the detriment of other Noteholders and (d) the

Trustee may decline to take any action that would involve the Trustee in personal liability. The holders of a majority in aggregate Principal Amount of the Notes at the time outstanding determined in accordance with Section 9.04 may, on behalf of the holders of all of the Notes, waive any past default or Event of Default hereunder and its consequences except (i) a default in the payment of Interest on, or the Principal Amount of, the Notes, (ii) a failure by the Company to convert any Notes into cash or a combination of cash and Common Stock, as the case may be, (iii) a default in the payment of the Redemption Price pursuant to Section 3.03, (iv) a default in the payment of the Fundamental Change Repurchase Price pursuant to Section 3.07 or (v) a default in respect of a covenant or provision hereof which under Article 11 cannot be modified or amended without the consent of the holders of each or all Notes then outstanding or affected thereby. Upon any such waiver, the Company, the Trustee and the holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 7.07, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 7.08. Notice of Defaults. The Trustee shall, within ninety calendar days after a Responsible Officer of the Trustee has actual knowledge of the occurrence of a Default, mail to all Noteholders, as the names and addresses of such holders appear upon the Note Register, notice of all defaults known to a Responsible Officer, unless such defaults shall have been cured or waived before the giving of such notice; provided that except in the case of Default in the payment of the Principal Amount of or Interest on any of the Notes, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Noteholders.

Section 7.09. Undertaking to Pay Costs. All parties to this Indenture agree, and each holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 7.09 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than ten percent in Principal Amount of the Notes at the time outstanding determined in accordance with Section 9.04, or to any suit instituted by any Noteholder for the enforcement of the payment of the Principal Amount of or Interest on any Note on or after the due date expressed in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 15.

ARTICLE 8

THE TRUSTEE

Section 8.01. Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

(i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee; and

(ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless the Trustee was negligent in ascertaining the pertinent facts;

(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the holders of not less than a majority in Principal Amount of the Notes at the time outstanding determined as provided in Section 9.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-registrar with respect to the Notes;

(e) anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(f) the Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action;

(g) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred; and

(h) this paragraph shall not be construed to limit the effect of the immediately succeeding two paragraphs of this Section.

The Trustee shall not be deemed to have knowledge or notice of any Default or Event of Default hereunder unless a Responsible Officer of the Trustee shall have received at the Corporate Trust Office written notice of such Default or Event of Default from the Company or the holders of at least 10% in aggregate Principal Amount of the Notes and such notice refers to such default or Event of Default, the Notes and the Indenture.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not assured to it.

Whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 8.01.

Section	8.02. Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 8.01:

(a) the Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, coupon or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c) the Trustee may consult with counsel of its own selection and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

(e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document, but the Trustee may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;

(g) the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(h) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(i) the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(j) before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action which it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel; and

(k) the permissive right of the Trustee under the Indenture to take or omit to take any action shall not be construed as a duty.

Section 8.03. No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 8.04. Trustee, Paying Agents, Conversion Agents or Registrar May Own Notes. The Trustee, any Paying Agent, any Conversion Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, Paying Agent, Conversion Agent or Note Registrar.

Section 8.05. Monies to Be Held in Trust. Subject to the provisions of Section 13.03, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.

Section 8.06. Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall receive, such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Company and the Trustee, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its gross negligence or willful misconduct. The Company also covenants to indemnify the Trustee and any predecessor Trustee (and any officer, director or employee of the Trustee and any predecessor trustee), in any capacity under this Indenture and its agents and any authenticating agent for, and to hold them harmless against, any and all loss, liability, damage, claim or expense including taxes (other than taxes based on the income of the Trustee) incurred without gross negligence or willful misconduct on the part of the Trustee or such officers, directors, employees and agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses (including reasonable attorneys’ fees and expenses) of defending themselves against any claim (whether asserted by the Company, any holder or any other Person) of liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall have a claim prior to that of the Notes in respect of the obligations of the Company under this Section 8.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses (including reasonable attorneys’ fees and expenses), disbursements and advances, and such obligations shall be secured by a lien prior to that of the Notes, which, in the case of such claim and lien, shall be upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Notes. The obligations of the Company under this Section, and the claim and lien referred to herein, shall survive the resignation or removal of the Trustee and the satisfaction and discharge or termination of this Indenture.

Without prejudice to the rights available to the Trustee hereunder or under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 7.01(h) or Section 7.01(i) with respect to the Company occurs, the expenses (including reasonable attorneys’ fees and expenses) and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

“Trustee” for purposes of this Section 8.06 shall include each predecessor Trustee, the Trustee in each of its other capacities under this Indenture and each agent, custodian and other Person employed to act hereunder and to each of the respective officers, directors, employees and agents of each of the foregoing; provided, however, that the negligence or bad faith of any Trustee (including any predecessor Trustee), any such agent, custodian or other Person hereunder or any such officer, director or employee shall not affect the rights of any other Trustee or any such other agent, custodian or other Person.

Section 8.07. Officers’ Certificate as Evidence. Except as otherwise provided in Section 8.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee.

Section 8.08. Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. In determining whether the Trustee has a conflicting interest as defined in Section 310(b) of the Trust Indenture Act with respect to the Notes of any specific series, this Indenture shall be excluded with respect to the other series of Notes. Nothing contained herein shall prevent the Trustee from filing the application provided for in the penultimate sentence of Section 310(b) of the TIA.

Section 8.09. Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000). If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 8.10. Resignation or Removal of Trustee.

(a) The Trustee may at any time resign by giving written notice of such resignation to the Company and to the holders of Notes. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment sixty calendar days after the mailing of such notice of resignation to the Noteholders, the resigning Trustee may, upon ten Business Days’ notice to the Company and the Noteholders, petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or, if any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of Section 7.09, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall fail to comply with Section 8.08 after written request therefor by the Company or by any Noteholder who has been a bona fide holder of a Note or Notes for at least six months; or

(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.09 and shall fail to resign after written request therefor by the Company or by any such Noteholder; or

(iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 7.09, any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee; provided that if no successor Trustee shall have been appointed and have accepted appointment sixty calendar days after either the Company or the Noteholders has removed the Trustee, or the Trustee resigns, the Trustee so removed may petition, at the expense of the Company, any court of competent jurisdiction for an appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The holders of a majority in aggregate Principal Amount of the Notes at the time outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless, within ten calendar days after notice to the Company of such nomination, the Company objects thereto, in which case the Trustee so removed or any Noteholder, or if such Trustee so removed or any Noteholder fails to act, the Company, upon the terms and conditions and otherwise as in Section 8.10(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.11.

Section 8.11. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 8.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 8.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior claim and lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 8.06.

No successor trustee shall accept appointment as provided in this Section 8.11 unless, at the time of such acceptance, such successor trustee shall be qualified under the provisions of Section 8.08 and be eligible under the provisions of Section 8.09.

Upon acceptance of appointment by a successor trustee as provided in this Section 8.11, the Company (or the former trustee, at the written direction and the expense of the Company) shall mail or cause to be mailed notice of the succession of such trustee hereunder to the holders of Notes at their addresses as they shall appear on the Note Register. If the Company fails to mail such notice within ten (10) calendar days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 8.12. Succession by Merger. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any Person succeeding to all or substantially all of the corporate trust business of the Trustee, such Person shall be qualified under the provisions of Section 8.08 and eligible under the provisions of Section 8.09.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or any authenticating agent appointed by such successor trustee may authenticate such Notes in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the Notes or in this Indenture; provided that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 8.13. Preferential Collection of Claims. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).

ARTICLE 9

THE NOTEHOLDERS

Section 9.01. Action by Noteholders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate Principal Amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing, or (b) by the record of the holders of Notes voting in favor thereof at any meeting of Noteholders duly called and held in accordance with the provisions of Article 10, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Noteholders; provided, however, that if (i) the H&F Entities hold in the aggregate at least $105,000,000 in principal amount of the Notes, then the consent of the H&F Entities holding Notes shall be required to take any Noteholder action under this Indenture and (ii) the SLP Entities hold in the aggregate at least $50,000,000 in principal amount of the Notes, then the consent of the SLP Entities holding Notes shall be required to take any Noteholder action under this Indenture. Whenever the Company or the Trustee solicits the taking of any action by the holders of the Notes, the Company or the Trustee may fix in advance of such solicitation, a date as the record date for determining holders entitled to take such action. The record date shall be not more than fifteen calendar days prior to the date of commencement of solicitation of such action.

Section 9.02. Proof of Execution by Noteholders. Subject to the provisions of Sections 8.01, 8.02 and 10.05, proof of the execution of any instrument by a Noteholder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the registry of such Notes or by a certificate of the Note Registrar.

The record of any Noteholders’ meeting shall be proved in the manner provided in Section 10.06.

Section 9.03. Who Are Deemed Absolute Owners. The Company, the Trustee, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name such Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the Principal Amount of and Interest on such Note, for conversion of such Note and for all other purposes; and none of the Company, the Trustee, any Paying Agent, any Conversion Agent or any Note Registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note.

Section 9.04. Company-owned Notes Disregarded. In determining whether the holders of the requisite aggregate Principal Amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes which are owned by the Company or any other obligor on the Notes or any Affiliate of the Company or any other obligor on the Notes shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action, only Notes which a Responsible Officer actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 9.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Notes and that the pledgee is not the Company, any other obligor on the Notes or any Affiliate of the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons, and, subject to Section 8.01, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 9.05. Revocation of Consents, Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 9.01, of the taking of any action by the holders of the percentage in aggregate Principal Amount of the Notes specified in this Indenture in connection with such action, any holder of a Note which is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 9.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Note and of any Notes issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor.

ARTICLE 10

MEETINGS OF NOTEHOLDERS

Section 10.01. Purpose of Meetings. A meeting of Noteholders may be called at any time and from time to time pursuant to the provisions of this Article 10 for any of the following purposes:

(a) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to any of the provisions of Article 7;

(b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 8;

(c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 11.02; or

(d) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate Principal Amount of the Notes under any other provision of this Indenture or under applicable law.

Section 10.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of Noteholders to take any action specified in Section 10.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 9.01, shall be mailed to holders of Notes at their addresses as they shall appear on the Note Register. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than twenty calendar nor more than ninety calendar days prior to the date fixed for the meeting.

Any meeting of Noteholders shall be valid without notice if the holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the holders of all Notes outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 10.03. Call of Meetings by Company or Noteholders. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least 10% in aggregate Principal Amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Noteholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty calendar days after receipt of such request, then the Company or such Noteholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 10.01, by mailing notice thereof as provided in Section 10.02.

Section 10.04. Qualifications for Voting. To be entitled to vote at any meeting of Noteholders a person shall (a) be a holder of one or more Notes on the record date pertaining to such meeting or (b) be a person appointed by an instrument in writing as proxy by a holder of one or more Notes on the record date pertaining to such meeting. The only persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 10.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Noteholders as provided in Section 10.03, in which case the Company or the Noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in Principal Amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 9.04, at any meeting each Noteholder or proxyholder shall be entitled to one vote for each $1.00 Principal Amount of Notes held or represented by him; provided that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Noteholders. Any meeting of Noteholders duly called pursuant to the provisions of Section 10.02 or 10.03 may be adjourned from time to time by the holders of a majority of the aggregate Principal Amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 10.06. Voting. The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballot on which shall be subscribed the signatures of the holders of Notes or of their representatives by proxy and the outstanding Principal Amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 10.02. The record shall show the Principal Amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 10.07. No Delay of Rights by Meeting. Nothing contained in this Article 10 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Noteholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Noteholders under any of the provisions of this Indenture or of the Notes.

ARTICLE 11

SUPPLEMENTAL INDENTURES

Section 11.01. Supplemental Indentures Without Consent of Noteholders. The Company, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time, and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Notes, any property or assets;

(b) to evidence the assumption by a successor Person of the obligations of the Company pursuant to Article 12;

(c) to add guarantees or guarantors with respect to the Notes;

(d) to add to the covenants of the Company such further covenants for the benefit of the holders of Notes, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided that in respect of any such additional covenant such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

(e) to cure any ambiguity or correct any inconsistency or otherwise defective provision contained in this Indenture (including, without limitation, as contemplated by Section 17.17), so long as such action will not adversely affect the interests of holders;

(f) to give effect to the provisions of Section 3.08(h), Section 15.06 or Section 17.17;

(g) to evidence the acceptance of appointment hereunder by a successor Trustee with respect to the Notes;

(h) to increase the Conversion Rate; provided, however, that such increase in the Conversion Rate shall not adversely affect the interests of the holders of the Notes (after taking into account tax and other consequences of such increase);

(i) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to qualify or maintain the qualification of this Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted; or

(j) to make any provision with respect to matters or questions arising under this Indenture that the Company may deem necessary or desirable and that shall not be inconsistent with provisions of this Indenture, provided that such change will not have a material adverse effect on the interests of the Noteholders.

Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any supplemental indenture, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 11.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 11.02.

Notwithstanding any other provision of the Indenture or the Notes, the Registration Rights Agreement may be amended, modified or waived in accordance with the provisions of the Registration Rights Agreement.

Section 11.02. Supplemental Indenture with Consent of Noteholders. With the consent (evidenced as provided in Article 9) of the holders of a majority in aggregate Principal Amount of the Notes at the time outstanding, the Company, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Notes; provided that no such supplemental indenture shall:

(a)	extend the Stated Maturity of any Note;

(b)	reduce the rate or extend the time for payment of Interest thereon;

(c)	reduce the Principal Amount thereof;

(d)	reduce any amount payable on redemption or repurchase thereof;

(e) affect the obligation of the Company to redeem any Note called for redemption on a Redemption Date in a manner adverse to the holders of Notes;

(f) affect the obligation of the Company to repurchase any Series A Note on the Series A Redemption Date in a manner adverse to the holders of Series A Notes;

(g) affect the automatic amendment to the Series B Notes in accordance with the terms of Section 17.17 in a manner adverse to the holders of the Series B Notes (except as contemplated by Section 17.17);

(h) affect the obligation of the Company to repurchase any Note upon the happening of a Fundamental Change in a manner adverse to the holders of Notes;

(i) impair the right of any Noteholder to institute suit for the payment thereof;

(j) make the Principal Amount thereof or Interest thereon payable in any coin or currency other than that provided in the Notes;

(k) impair the right to convert the Notes into cash or a combination of cash and Common Stock, as the case may be, subject to the terms set forth herein, including Section 15.06, or reduce the amount of cash and/or number of shares of Common Stock or the amount of other property receivable upon conversion;

(l) reduce the quorum or voting requirements set forth in Article 10;

(m) modify the subordination provisions set forth in Article 4 in a manner adverse to holders of Notes;

(n) modify any of the provisions of this Section 11.02 or Section 7.07, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the holder of each Note so affected by such change; or

(o) reduce the aforesaid percentage of aggregate Principal Amount of Notes, the holders of which are required to consent to any such supplemental indenture,

without the consent of each Noteholder affected thereby (in addition to the consent of the holders of a majority in aggregate Principal Amount of the Notes at the time outstanding).

Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Noteholders under this Section 11.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Section 11.03. Effect of Supplemental Indenture. Any supplemental indenture executed pursuant to the provisions of this Article 11 shall comply with the Trust Indenture Act, as then in effect, provided that this Section 11.03 shall not require such supplemental indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or this Indenture has been qualified under the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or this Indenture has been qualified under the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 11, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Notes shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 11.04. Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 11 may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 17.12) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 11.05. Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee. Prior to entering into any supplemental indenture, the Trustee shall be provided with an Officers’ Certificate and an Opinion of Counsel to the effect that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 11 and is otherwise authorized or permitted by this Indenture.

Section 11.06. Notice of Supplemental Indenture. Promptly after the execution by the Company and the appropriate Trustee of any supplemental indenture pursuant to this Article, the Company shall transmit (by mail to holders of Notes at their addresses as they shall appear on the Note Register) to all Holders of any series of the Securities affected thereby, a notice setting forth in general terms the substance of such supplemental indenture; provided, however, that failure to transmit any such notice or any defect therein shall not affect the validity of any such supplemental indenture.

ARTICLE 12

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 12.01. Company May Consolidate on Certain Terms. Subject to the provisions of Section 12.02, the Company shall not consolidate with or merge with or into any other Person or Persons (whether or not affiliated with the Company), nor shall the Company or its successor or successors be a party or parties to successive consolidations or mergers, nor shall the Company sell, convey, transfer or lease the property and assets of the Company substantially as an entirety, to any other Person (whether or not affiliated with the Company), unless:

(a) (i) the Company is the surviving Person or (ii) the resulting, surviving or transferee Person, if other than the Company, is organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and, upon any such consolidation, merger, sale, conveyance, transfer or lease, assumes all obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement, by supplemental indenture in form reasonably satisfactory to the Trustee, and by supplemental agreement in form reasonably satisfactory to the Trustee;

(b) immediately after giving effect to the transaction described above, no Default or Event of Default shall have occurred and be continuing; and

(c) the Company shall have delivered to the Trustee the Officers’ Certificate and Opinion of Counsel, if any, requested pursuant to Section 12.03.

Section 12.02. Successor to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease in which the Company is not the surviving Person and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the Principal Amount of and Interest on all of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed or satisfied by the Company and by supplemental agreement, executed and delivered to the Trustee and reasonably satisfactory in form to the Trustee, of all of the obligations of the Company under the Registration Rights Agreement, such successor Person shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of this first part. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of The Nasdaq Stock Market, Inc. any or all of the Notes, issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes that such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 12 may be dissolved, wound up and liquidated at any time thereafter and such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 12.03. Opinion of Counsel to Be Given Trustee. The Trustee shall receive an Officers’ Certificate and an Opinion of Counsel to the effect that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption complies with the provisions of this Article 12 and that the conditions precedent herein relating to such transaction have been complied with.

ARTICLE 13

SATISFACTION AND DISCHARGE OF INDENTURE

Section 13.01. Discharge of Indenture. When (a) the Company shall deliver to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable and the Company shall deposit with the Paying Agent (or, if the Company is acting as Paying Agent, set aside, segregate and hold in trust as provided in Section 5.04), in trust, funds sufficient to pay all amounts due and owing on Notes (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Notes, (ii) rights hereunder of Noteholders to receive payments of Principal Amount of and Interest on the Notes and the other rights, duties and obligations of Noteholders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee hereunder, including those pursuant to Section 8.06), and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 17.05 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes.

Section 13.02. Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all monies then held by any Paying Agent of the Notes (other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

Section 13.03. Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the Principal Amount of or Interest on Notes and not applied but remaining unclaimed by the holders of Notes for two years after the date upon which the Principal Amount of or Interest on such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on written demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the holder of any of the Notes shall thereafter look only to the Company for any payment that such holder may be entitled to collect unless an applicable abandoned property law designates another Person.

ARTICLE 14

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 14.01. Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the Principal Amount of or Interest on any Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

ARTICLE 15

CONVERSION OF NOTES

Section 15.01. Right to Convert.

(a) Subject to and upon compliance with the provisions of this Indenture, at any time after April 22, 2006 (or, if earlier, in connection with a tender or exchange offer for Common Stock or a transaction or agreement which, if consummated, would result in a Fundamental Change described in clause (ii) of the definition of Fundamental Change; provided that such event described in this parenthetical does not result in the occurrence of the Series A Redemption Date and, provided further that this parenthetical shall not apply to (x) the Optional Repurchase Note Amount (as defined in the Purchase Agreement) until the later of October 24, 2005 and the date of the Stockholders Meeting (as defined in the Purchase Agreement) and (y) the Mandatory Repurchase Note Amount (as defined in the Purchase Agreement) until the sixth Business Day after the Stockholders Meeting) and prior to 5:00 p.m., New York City time, on the Trading Day immediately preceding the Stated Maturity, the holder of any Note shall have the right, at such holder’s option, to convert each $1.00 Principal Amount of the Notes and integral multiples thereof, into fully paid and non-assessable shares of Common Stock (as such shares shall be constituted) or, at the option of the Company as provided below, a combination of cash and fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) at the Conversion Rate in effect at such time, subject to Section 15.01(c), by surrender of the Note so to be converted in whole or in part, together with any required funds, under the circumstances described in this Section 15.01(a) and in the manner provided in Section 15.02.

(b) The Company may at any time in its sole discretion deliver written notice to each Holder setting forth its election to pay the Settlement Amount in cash (a “Cash Election Notice”). A Cash Election Notice will be effective on the second Business Day after delivery of the Cash Election Notice until such time as the Company revokes such cash election by delivery of a written notice of revocation delivered to each Holder (a “Revocation Notice”). A Cash Election Notice may be revoked by the Company at any time, provided that any notice of conversion delivered by a Holder to the Company (each, a “Conversion Notice”) will not be affected by the subsequent delivery of a Cash Election Notice or Notice of Revocation, as the case may be. Following delivery of a Revocation Notice the Company may deliver a new Cash Election Notice pursuant to this Section 15.01(b).

(c) A Note in respect of which a holder is electing to exercise its option to require repurchase upon a Fundamental Change pursuant to Section 3.07 may be converted only if such holder withdraws its election in accordance with Section 3.08(d). Except as may be provided in the Company’s restated certificate of incorporation, a holder of Notes is not entitled to any rights of a holder of Common Stock until such holder has converted his Notes into Common Stock, and only to the extent such Notes are deemed to have been converted to Common Stock under this Article 15.

Section 15.02. Exercise of Conversion Right; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends. In order to exercise the conversion right with respect to any Note in certificated form, the Company must receive at the office or agency of the Company maintained for that purpose, such Note with the original or facsimile of the form entitled “Form of Conversion Notice” on the reverse thereof, which is irrevocable, duly completed and manually signed, together with such Notes duly endorsed for transfer; provided, however, that a Holder may condition the delivery of a Conversion Notice upon the consummation of a tender offer. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, and to whom any cash payable on such conversion shall be delivered, and shall be accompanied by transfer or similar taxes, if required pursuant to Section 15.07, and funds equal to the Interest payable on the next Interest Payment Date to which such holder of the Note is not entitled, if required pursuant to this Section 15.02.

In order to exercise the conversion right with respect to any interest in a Global Note, the beneficial holder must complete, or cause to be completed, the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program, deliver, or cause to be delivered, by book-entry delivery an interest in such Global Note, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or Conversion Agent, and pay the funds, if any, required by this Section 15.02 and any transfer taxes if required pursuant to Section 15.07.

In the event a Cash Election Notice is in effect when a Conversion Notice is delivered, the Company will deliver the Settlement Amount as set forth in Section 15.03 to any converting holder on the Business Day immediately following the date on which such holder delivers a

Conversion Notice. In the event that no Cash Election Notice is in effect at the time a Conversion Notice is delivered, the Company will deliver to the holder as soon as practicable through a Conversion Agent or stock transfer agent the number of shares issuable on conversion in satisfaction of the Settlement Amount.

Subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Noteholder (as if such transfer were a transfer of the Note or Notes (or portion thereof) so converted), the Company shall issue and shall deliver through the Conversion Agent or stock transfer agent to such Noteholder at the office or agency maintained by the Company for such purpose pursuant to Section 5.02, to the extent a Cash Election Notice is then in effect, a check or cash in respect of the lesser of the aggregate Principal Amount of Notes being converted and the Conversion Value in respect of such Notes, calculated by the Company as provided in Section 15.03 and a certificate or certificates for the number of full shares of Common Stock, if any, issuable upon the conversion of such Note or Notes (or portion thereof) so converted as determined by the Company as provided in Section 15.03, or if the Common Stock is eligible for transfer through The Depository Trust Company, the Company shall make a book-entry transfer of such number of shares of Common Stock through The Depository Trust Company, and a check or cash in respect of any fractional interest in respect of any share of Common Stock arising upon such conversion. In case any Note of a denomination greater than $1.00 shall be surrendered for partial conversion, and subject to Section 2.03, the Company shall execute and the Trustee shall authenticate and deliver to the holder of the Note so surrendered, without charge to him, a new Note or Notes in authorized denominations in an aggregate Principal Amount equal to the unconverted portion of the surrendered Note.

Each conversion shall be deemed to have been effected as to any such Note (or portion thereof) on the date on which the requirements set forth above in this Section 15.02 have been satisfied as to such Note (or portion thereof) (such date, the “Conversion Date”), and the Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Rate in effect on the date upon which such Note shall be surrendered.

Any Note or portion thereof surrendered for conversion during the period from 5:00 p.m., New York City time, on any Regular Record Date to 9:00 a.m., New York City time, on the corresponding Interest Payment Date shall be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the Interest otherwise payable on such Interest Payment Date on the Principal Amount being converted; provided that no such payment need be made (1) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, (2) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date or (3) to the extent of any overdue Interest, if any overdue Interest exists at the time of conversion with respect to such Note. Except as provided above in this Section 15.02, no payment or other adjustment shall be made for Interest accrued on any Note converted or for dividends on any shares issued upon the conversion of such Note as provided in this Article 15.

Upon the conversion of an interest in a Global Note, the Conversion Agent, or the Custodian at the direction of the Conversion Agent, shall make a notation on such Global Note as to the reduction in the Principal Amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Notes effected through any Conversion Agent or stock transfer agent other than the Trustee.

Upon the conversion of a Note, that portion of the accrued but unpaid Interest with respect to the converted Note shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the holder thereof through delivery of cash or a combination of cash and the Common Stock, as the case may be (together with the cash payment in lieu of fractional shares, if any) in exchange for the Note being converted pursuant to the provisions hereof; and cash or a combination of cash and shares of Common Stock, as the case may be (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for and in satisfaction of the Company’s obligation to pay the Principal Amount of the converted Note and the accrued but unpaid Interest, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for and in satisfaction of the right to convert the Note being converted pursuant to the provisions hereof.

Section 15.03. Payment Upon Conversion; Cash Payments in Lieu of Fractional Shares.

(a) Upon receipt of a Conversion Notice when a Cash Election Notice is in effect, the Company will deliver to holders in respect of each $1.00 Principal Amount of Notes being converted a settlement amount (the “Settlement Amount”) consisting of (i) cash equal to the lesser of $1.00 and the Conversion Value and (ii) to the extent the Conversion Value exceeds $1.00, a number of shares equal to the difference between the Conversion Value and $1.00, divided by the Last Reported Sale Price of the Common Stock for the day on which such Conversion Notice was received.

(b) No fractional shares of Common Stock shall be issued upon conversion of Notes. If more than one Note shall be surrendered for conversion at one time by the same holder, the number of full shares that shall be issuable upon conversion, if any, shall be computed on the basis of the aggregate principal amount of Notes so surrendered. If any fractional share of Common Stock would be issuable upon the conversion of any Note or Notes, the Company shall make an adjustment and payment therefor in cash to the holder of Notes at a price equal to such fraction multiplied by the sale price of the last Trading Day prior to the date of conversion.

Section 15.04. Conversion Rate. Each $1.00 Principal Amount of the Notes shall be convertible into the number of shares of Common Stock specified in the forms of Note (herein called the “Conversion Rate”) attached as Exhibit A and Exhibit B hereto (initially 0.0689655 shares), subject to adjustment as provided in this Article 15.

Section 15.05. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:

(a) If the Company issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or effects a subdivision or share split or share combination or reverse splitting, the Conversion Rate will be adjusted based on the following formula:

where,

CR0    =     the Conversion Rate in effect immediately prior to such event

CR’    =     the Conversion Rate in effect immediately after such event

OS0    =     the number of shares of Common Stock outstanding immediately prior to such event

OS’    =     the number of shares of Common Stock outstanding immediately after such event.

Such adjustment shall become effective immediately after 9:00 a.m., New York City time, on the Business Day following the date fixed for such determination. The Company will not pay any dividend or make any distribution on shares of Common Stock held in treasury by the Company. If any dividend or distribution of the type described in this Section 15.05(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Company issues to all or substantially all holders of its Common Stock any rights or warrants entitling them for a period of not more than 45 calendar days to subscribe for or purchase shares of Common Stock, at a price per share less than the average Last Reported Sale Price of Common Stock over the ten consecutive Trading Day period ending on the Business Day immediately preceding the date of announcement of such issuance, the Conversion Rate will be adjusted based on the following formula (provided that the Conversion Rate will be readjusted to the extent that such rights or warrants are not exercised prior to their expiration):

where,

CR0    =    the Conversion Rate in effect immediately prior to such event

CR’    =    the Conversion Rate in effect immediately after such event

OS0    =    the number of shares of Common Stock outstanding immediately prior to such event

X        =    the total number of shares of Common Stock issuable pursuant to such rights

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights divided by the average of the Last Reported Sale Prices of Common Stock over the ten consecutive Trading Day period ending on the Business Day immediately preceding the Record Date for the issuance of such rights.

Such adjustment shall be successively made whenever any such rights or warrants are issued and shall become effective immediately after 9:00 a.m., New York City time, on the Business Day following the date fixed for such determination. The Company shall not issue any such rights, options or warrants in respect of shares of Common Stock held in treasury by the Company. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed.

In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Last Reported Sale Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c) If the Company distributes shares of its capital stock, evidences of its indebtedness or other assets or property of the Company to all or substantially all holders of the Common Stock, excluding:

(i) dividends or distributions and rights or warrants referred to in clause (a) or (b) above; and

(ii) dividends or distributions paid exclusively in cash;

then the Conversion Rate will be adjusted based on the following formula:

where,

CR0    =    the Conversion Rate in effect immediately prior to such distribution

CR’    =    the Conversion Rate in effect immediately after such distribution

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on the Business Day immediately preceding the record date for such distribution

FMV	=	the fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the Record Date for such distribution.

Such adjustment shall become effective immediately prior to 9:00 a.m., New York City time, on the Business Day following the date fixed for the determination of stockholders entitled to receive such distribution.

With respect to an adjustment pursuant to this clause (c) where there has been a payment of a dividend or other distribution on the Common Stock or shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit (a “Spin-Off”) the Conversion Rate in effect immediately before 5:00 p.m., New York City time, on the Record Date fixed for determination of stockholders entitled to receive the distribution will be increased based on the following formula:

where,
CR0	=	the Conversion Rate in effect immediately prior to such distribution

CR’	=	the Conversion Rate in effect immediately after such distribution

FMV0	=	the average of the Last Reported Sale Prices of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first ten consecutive Trading Day period after the effective date of the Spin-Off

MP0	=	the average of the Last Reported Sale Prices of Common Stock over the first ten consecutive Trading Day period after the effective date of the Spin-Off.

Such adjustment shall occur on the tenth Trading Day from, and including, the effective date of the Spin-Off.

(d) If the Company makes any cash dividend (excluding any cash distributions in connection with the Company’s liquidation, dissolution or winding up) or distribution during any quarterly fiscal period to all or substantially all holders of Common Stock, the Conversion Rate will be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Record Date for such distribution

CR’	=	the Conversion Rate in effect immediately after the Record Date for such distribution

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period prior to the Business Day immediately preceding the Record Date of such distribution

C	=	the amount in cash per share the Company distributes to holders of Common Stock.

Such adjustment shall become effective immediately after 5:00 p.m., New York City time, on the date for such determination.

(e) If the Company or any of its Subsidiaries purchases shares of the Common Stock pursuant to a tender or exchange offer which involves an aggregate per share consideration that exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (such last date, the “Expiration Time”), the Conversion Rate will be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect on the date such tender or exchange offer expires

CR’	=	the Conversion Rate in effect on the day next succeeding the date such tender or exchange offer expires

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires

OS’	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires

SP’	=	the average of the Last Reported Sale Prices of Common Stock over the ten consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires.

If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

If, however, the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made.

Except as stated herein, the Company will not adjust the Conversion Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities.

(f) [Reserved]

(g) Notwithstanding the foregoing provisions of this Section 15.05, no adjustment shall be made thereunder, nor shall an adjustment be made to the ability of a Holder of a Note to convert, for any distribution described therein if the Holder will otherwise participate in the distribution without conversion of such Holder’s Notes.

(h) The Company may (but is not required to) make such increases in the Conversion Rate, in addition to those required by clauses (a) through (e) of this Section 15.05 as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or any similar event treated as such for income tax purposes.

To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of at least twenty days if the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive.

(i) No adjustment to the Conversion Rate need be made:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in (ii) above and outstanding as of the date the Notes were first issued;

(iv) for a change in the par value of the Common Stock; or

(v) for accrued and unpaid Interest.

To the extent the Notes become convertible into cash, assets or property (other than capital stock of the Company or securities to which Section 15.06 applies), no adjustment shall be made thereafter as to the cash, assets or property. Interest shall not accrue on such cash, assets or property.

(j) All calculations under this Article 15 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. The Company will not be required to make an adjustment in the Conversion Rate unless the adjustment would require a change of at least 1% in the Conversion Rate. However, the Company will carry forward any adjustments that are less than 1% of the Conversion Rate and make such carried forward adjustments, regardless of whether aggregate adjustment is less than 1% within one year of the first such adjustment carried forward, upon redemption, upon a Fundamental Change or upon the Stated Maturity. Except as described above in this Section 15.05, the Company will not adjust the Conversion Rate.

(k) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee or the Conversion Agent shall have received such Officers’ Certificate, neither the Trustee nor the Conversion Agent shall be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the holder of each Note at his last address appearing on the Note Register provided for in Section 2.05 of this Indenture, within twenty days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(l) In any case in which this Section 15.05 provides that an adjustment shall become effective immediately after (1) a record date or Stock Record Date for an event, (2) the date fixed for the determination of stockholders entitled to receive a dividend or distribution pursuant to Section 15.05(a), (3) a date fixed for the determination of stockholders entitled to receive rights or warrants pursuant to Section 15.05(b) or (4) the Expiration Time for any tender or exchange offer pursuant to Section 15.05(e), (each a “Determination Date”), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the holder of any Note converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 15.03. For purposes of this Section 15.05(l), the term “Adjustment Event” shall mean:

(i) in any case referred to in clause (1) hereof, the occurrence of such event,

(ii) in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,

(iii) in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants, and

(iv) in any case referred to in clause (4) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

(m) For purposes of this Section 15.05, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

Section 15.06. Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 15.05(c) applies), (ii) any consolidation, merger, binding share exchange or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive cash, securities or other property with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of all or substantially all of the properties and assets of the Company to any other Person as a result of which holders of Common Stock shall be entitled to receive cash, securities or other property with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture providing that each Note shall be convertible into the kind and amount of cash, securities or other property (and in the same proportion) receivable upon such reclassification, change, consolidation, merger, binding share exchange, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Notes (assuming, for such purposes, a sufficient number of authorized shares of Common Stock are available to convert all such Notes) immediately prior to such reclassification, change, consolidation, merger, binding share exchange, combination, sale or conveyance assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of cash, securities or other property receivable upon such reclassification, change, consolidation, merger, binding share exchange, combination, sale or conveyance (provided that, if the kind or amount of cash, securities or other property receivable upon such reclassification, change, consolidation, merger, binding share exchange, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (“non-electing share”), then for the purposes of this Section 15.06 the kind and amount of cash, securities or other property receivable upon such reclassification, change, consolidation, merger, binding share exchange, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 15.

The Company shall cause notice of the execution of such supplemental indenture to be mailed to each holder of Notes, at its address appearing on the Note Register provided for in Section 2.05 of this Indenture, within twenty (20) calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, binding share exchanges, combinations, sales and conveyances.

If this Section 15.06 applies to any event or occurrence, Section 15.05 shall not apply.

Section 15.07. Taxes on Shares Issued. The issue of stock certificates on conversions of Notes shall be made without charge to the converting Noteholder for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Note converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 15.08. Reservation of Shares, Shares to Be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Notes from time to time as such Notes are presented for conversion.

Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

The Company covenants that all shares of Common Stock which may be issued upon conversion of Notes will upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

The Company further covenants that, if at any time the Common Stock shall be listed on The Nasdaq National Market, The New York Stock Exchange or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Notes; provided that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of the Notes into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Notes in accordance with the requirements of such exchange or automated quotation system at such time.

Section 15.09. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to the Company or any holder of Notes to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 15. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 15.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Noteholders upon the conversion of their Notes after any event referred to in such Section 15.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 8.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 15.10. Notice to Holders Prior to Certain Actions. In case:

(a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 15.05; or

(b) the Company shall authorize the granting to the holders of all or substantially all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

(c) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each holder of Notes at his address appearing on the Note Register provided for in Section 2.05 of this Indenture, as promptly as possible but in any event at least ten (10) calendar days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

Section 15.11. Stockholder Rights Plan. To the extent that the Company has a rights plan in effect upon conversion of the Notes into Common Stock, the Noteholder will receive, in addition to the Common Stock, the rights under the rights plan, unless prior to any conversion, the rights have separated from the Common Stock, in which case the Conversion Rate will be adjusted at the time of separation as if the Company distributed to all holders of Common Stock, shares of the Company’s capital stock, evidences of indebtedness or assets as described in Section 15.04(c) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. In lieu of any such adjustment, the Company may amend such applicable stockholder rights agreement to provide that upon conversion of the Notes the holders will receive, in addition to the Common Stock issuable upon such conversion, the rights which would have attached to such Common Stock if the rights had not become separated from the Common Stock under such applicable stockholder rights agreement.

ARTICLE 16

[RESERVED]

ARTICLE 17

MISCELLANEOUS PROVISIONS

Section 17.01. Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements by the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 17.02. Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the lawful sole successor of the Company.

Section 17.03. Addresses for Notices, Etc. Any request, notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes on the Company shall be deemed to have been sufficiently given or made, for all purposes, if delivered by messenger or overnight carrier, given or served by being deposited postage prepaid by registered or certified mail in a post office letter box or sent by telecopier transmission addressed as follows: to The Nasdaq Stock Market, Inc., 9513 Key West Avenue, Rockville, MD 20850, Telecopier No. (301) 978-5296, Attention: John Zecca. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if delivered by messenger or overnight carrier, given or served by being deposited, postage prepaid, by registered or certified mail in a post office letter box or sent by telecopier transmission addressed as follows: Law Debenture Trust Company of New York, 767 Third Avenue, 31st Floor, New York, New York 10017, Telecopier No.: (212) 750-1361, Attention: Corporate Trust Administration; provided, however, that the Trustee, subject to the provisions hereof, shall not be deemed to have received notice until such notice is actually received at such office. Any notice, direction, request or demand hereunder to or upon the Paying Agent, the Note Registrar, the Conversion Agent or the Custodian shall be deemed to have been sufficiently given or made, for all purposes, if delivered by messenger or overnight carrier, given or served by being deposited, postage prepaid, by registered or certified mail in a post office letter box or sent by telecopier transmission addressed as follows: JPMorgan Chase Bank, N.A., 4 New York Avenue, 15th Floor, New York, New York 10004, Telecopier No.: (212) 623-6167, Attention: Institutional Trust Services; provided, however, that the Paying Agent, the Note Registrar, the Conversion Agent or the Custodian, subject to the provisions hereof, shall not be deemed to have received notice until such notice is actually received at such office.

The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Noteholder shall be mailed to him by first class mail, postage prepaid, at his address as it appears on the Note Register and shall be sufficiently given to him if so mailed within the time prescribed.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 17.04. Governing Law; Waiver of Jury Trial. This Indenture and each Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York (including Section 5-1401 of the New York General Obligations Law or any successor to such statute). EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO EACH OF THIS INDENTURE, THE NOTES OR THE SUBSIDIARY GUARANTEE.

Section 17.05. Evidence of Compliance with Conditions Precedent, Certificates to Trustee. Upon any application, request or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include: (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 17.06. Legal Holidays. In any case in which the date of maturity of Interest on or principal of the Notes or the Redemption Date of any Note or the Series A Redemption Date or any Fundamental Change Repurchase Date with respect to any Note will not be a Business Day, then payment of such Interest on or the Principal Amount of the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the Redemption Date or the Fundamental Change Repurchase Date, as the case may be, and no interest shall accrue for the period from and after such date.

Section 17.07. Company Responsible for Making Calculations. The Company will be responsible for making all calculations called for under this Indenture. These calculations include, but are not limited to, determination of the Last Reported Sale Price, the amount of accrued Interest payable on the Notes, the Principal Amount and the Conversion Rate of the Notes. The Company will make these calculations in good faith and, absent manifest error, these calculations will be final and binding on the Noteholders. Promptly after the calculation thereof, the Company will provide to each of the Trustee and the Conversion Agent an Officers’ Certificate setting forth a schedule of its calculations, and each of the Trustee and the Conversion Agent is entitled to conclusively rely upon the accuracy of such calculations without independent verification. The Trustee will forward the Company’s calculations to any holder upon the written request of such holder.

Section 17.08. Trust Indenture Act. This Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required or deemed to be part of and to govern indentures qualified under the Trust Indenture Act; provided that unless otherwise required by law, notwithstanding the foregoing, this Indenture and the Notes issued hereunder shall not be subject to the provisions of subsections (a)(1), (a)(2), and (a)(3) of Section 314 of the Trust Indenture Act as now in effect or as hereafter amended or modified; provided further that this Section 17.08 shall not require this Indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to the Indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required or deemed to be included in an indenture qualified under the Trust Indenture Act, such required or deemed to be included provision shall control.

Section 17.09. No Security Interest Created. Except as provided in Section 8.06, nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction in which property of the Company or its subsidiaries is located.

Section 17.10. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any authenticating agent, any Note Registrar, any Conversion Agent and their successors hereunder and the holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 17.11. Table of Contents, Headings, Etc. The table of contents and the titles and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 17.12. Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf, and subject to its direction, in the authentication and delivery of either or both series of Notes in connection with the original issuance thereof and transfers and exchanges of such Notes hereunder, including under Sections 2.04, 2.05, 2.06, 2.07 and 3.02, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 8.09.

Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation is otherwise eligible under this Section 17.12, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee shall either promptly appoint a successor authenticating agent or itself assume the duties and obligations of the former authenticating agent under this Indenture and, upon such appointment of a successor authenticating agent, if made, shall give written notice of such appointment of a successor authenticating agent to the Company and shall mail notice of such appointment of a successor authenticating agent to all holders of Notes as the names and addresses of such holders appear on the Note Register.

The Company agrees to pay to the authenticating agent from time to time such reasonable compensation for its services as shall be agreed upon in writing between the Company and the authenticating agent.

The provisions of Sections 8.02, 8.03, 8.04 and 9.03 and this Section 17.12 shall be applicable to any authenticating agent.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

“This is one of the Series [A][B] Notes described in the within-named Indenture.

as Trustee

By:	as Authenticating Agent

By:	Authorized Officer”

Section 17.13. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 17.14. Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 17.15. Tax Treatment. The Company agrees, and by acceptance of beneficial ownership interest in the Notes each beneficial holder of the Notes will be deemed to have agreed, for United States federal income tax purposes to treat the Notes as indebtedness that is not subject to the contingent payment debt instrument regulations under Treas. Reg. Sec. 1.1275-4.

Section 17.16. Voting Rights.

(a) The holders of Notes shall be entitled to such voting rights as may be provided in the certificate of incorporation of the Company, in this Section 17.16 and as otherwise may be provided by law.

(b) Without the consent (evidenced as provided in Article 9) of holders of a majority in aggregate Principal Amount of the Notes at the time outstanding, the Company will not amend, alter or repeal any provision of the certificate of incorporation (by merger or otherwise) of the Company so as to adversely affect the preferences, rights or powers of the holders of the Notes.

Section 17.17. Amendment to the Series B Notes. Upon the occurrence of the Amendment Date, this Indenture and the Series B Notes shall automatically, without further action, be deemed to be amended to include the terms set forth on Exhibit D hereto, and any provision contained in this Indenture or in the Series B Notes which is in conflict with the provisions set forth on such Exhibit D shall be deemed to be superseded by the terms set forth on such Exhibit D. The Company shall execute and deliver to the Trustee a supplemental indenture (accompanied by an Officers’ Certificate and an Opinion of Counsel to the effect that any supplemental indenture executed pursuant hereto complies with the requirements of this Section 17.17 and is otherwise authorized or permitted by this Indenture) that amends and restates the terms of this Indenture with modifications to give effect to the provisions set forth on such Exhibit D. In furtherance of the intention of this Section, such supplemental indenture may provide for notes containing all of the provisions of Exhibit D hereto in the principal amount of the outstanding Series B Notes to be issued in exchange for such Series B Notes and the termination of this Indenture. Upon the written request of the Company, the Trustee is hereby authorized to join with the Company in the execution of such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained, subject to the immediately succeeding sentence. Anything in this Section 17.17 or Exhibit D hereto to the contrary notwithstanding, no such amendment to this Indenture or the Series B Notes shall, without the consent of the Trustee, exercisable in the discretion of the Trustee, operate so as to affect the Trustee’s own rights, duties or immunities under this Indenture, the Series B Notes or otherwise; and the Trustee shall not be obligated to, but may in its discretion, enter into any such supplemental indenture and make any further appropriate agreements and stipulations that may be contained therein that affects the Trustee’s own rights, duties or immunities under this Indenture, the Series B Notes or otherwise.

Law Debenture Trust Company of New York hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions herein above set forth.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first written above.

THE NASDAQ STOCK MARKET, INC.

By:	/s/ Adena T. Friedman
Name:	Adena T. Friedman
Title:	Executive Vice President

LAW DEBENTURE TRUST COMPANY OF NEW YORK, as trustee

By:	/s/ Adam Berman
Name:	Adam Berman
Title:	Vice President

EXHIBIT A

[Include only for Global Notes:]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE “DEPOSITARY”, WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[Include only for Notes that are Restricted Securities:]

[THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF:

(1) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO THE NASDAQ STOCK MARKET, INC. (THE “ISSUER”) OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER, (C) PURSUANT TO THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PERMITTED BY ANY OTHER PROVISION OR RULE UNDER THE SECURITIES ACT (IF AVAILABLE); AND

(2) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 1(B) OR 1(C) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF SUCH SECURITY (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 1(B) ABOVE), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE). IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE 1(C) or 1(D) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE ISSUER OR THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE 1(B) OR 1(C) ABOVE OR THE EXPIRATION OF TWO YEARS FROM THE ORIGINAL ISSUANCE OF THE SECURITY EVIDENCED HEREBY.]

THIS NOTE OR ANY INTEREST THEREON MAY NOT BE CONVERTED, TRANSFERRED, PLEDGED, HYPOTHECATED OR ENCUMBERED IN ANY MANNER, EXCEPT AS PERMITTED BY THE SECURITIES PURCHASE AGREEMENT, DATED AS OF APRIL 22, 2005, AND THE AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT, DATED AS OF APRIL 22, 2005, COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY. THIS LEGEND WILL BE REMOVED UPON THE TERMINATION OF SUCH RESTRICTIONS ON TRANSFER. THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT DATED AS OF APRIL 22, 2005 AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

THIS SECURITY IS ISSUED WITH ORIGINAL ISSUE DISCOUNT UNDER SECTION 1272 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE ISSUE PRICE OF THE SECURITY IS $978.15 PER $1,000 OF PRINCIPAL AMOUNT, THE ISSUE DATE IS APRIL 22, 2005, THE YIELD TO MATURITY IS 4.09%, COMPOUNDED QUARTERLY, AND THE AMOUNT OF THE ORIGINAL ISSUE DISCOUNT IS $21.85.

THE NASDAQ STOCK MARKET, INC.

3.75% SERIES A CONVERTIBLE NOTE DUE 2012

No. A-	CUSIP:

The Nasdaq Stock Market, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to                      or its registered assigns, [the Principal Amount of                      Dollars1] [the Principal Amount of                      Dollars or such amount as is indicated in the records of the Trustee and the Depositary2] on October 22, 2012, and to pay interest thereon from April 22, 2005 or from the most recent Interest Payment Date to which Interest has been paid or duly provided for, on the Acquisition Closing Date and January 22, April 22, July 22 and October 22 of each year (each, an “Interest Payment Date”), commencing on the earlier to occur of the Acquisition Closing Date and July 22, 2005, at the rate of 3.75% per annum, until the Principal Amount is paid or made available for payment at October 22, 2012, or earlier upon redemption, or upon acceleration, or until such date on which the Series A Notes are converted or repurchased as provided herein, and at the rate of 5.75% per annum on any overdue principal and on any overdue installment of Interest. Except as otherwise provided herein or in the Indenture, the Interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (as hereinafter defined), be paid to the Person in whose name this Series A Note (or one or more predecessor Series A Notes) is registered at 5:00 p.m., New York City time, on the Regular Record Date for such interest, which will be the date which is 15 days prior to the Acquisition Closing Date and the January 7, April 7, July 7 and October 7 (whether or not a Business Day), as the case may be, next preceding the corresponding Interest Payment Date. The Company shall pay Interest (i) on any Series A Notes in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Note Register (or, upon timely written notice, by wire transfer in immediately available funds, if such Person is entitled to interest on Series A Notes with an aggregate Principal Amount in excess of $1,000,000) (provided that at the Stated Maturity Interest payable on this Series A Note will be payable with the Principal Amount at the Company’s office or agency in New York City) or (ii) on any Global Note representing Series A Notes by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Reference is made to the further provisions of this Series A Note set forth on the reverse hereof, including, without limitation, provisions giving the holder of this Series A Note the right to convert this Series A Note into cash or a combination of cash and Common Stock, as the case may be, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

[1]	This phrase should be included only if the Series A Note is a Certificated Note.
[2]	This phrase should be included only if the Series A Note is a Global Note.

This Series A Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of the State of New York (including Section 5-1401 of the New York General Obligations Law or any successor to such statute).

This Series A Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Company has caused this Series A Note to be duly executed.

THE NASDAQ STOCK MARKET, INC.

By:	/s/ Adena T. Friedman

[Date of Authentication]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Series A Notes described in the within-named Indenture.

LAW DEBENTURE TRUST COMPANY OF NEW YORK, as Trustee

By:
Authorized Signatory

FORM OF REVERSE OF NOTE

THE NASDAQ STOCK MARKET, INC.

3.75% SERIES A CONVERTIBLE NOTE DUE 2012

This Series A Note is one of a duly authorized issue of Series A Notes of the Company, designated as its 3.75% Series A Convertible Notes due 2012 (herein called the “Series A Notes”), limited in aggregate Principal Amount to $205,000,000, issued and to be issued under and pursuant to an Indenture dated as of April 22, 2005 (herein called the “Indenture”), between the Company and Law Debenture Trust Company of New York, as trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Series A Notes and the 3.75% Series B Convertible Notes due 2012 (the “Series B Notes”, together with the Series A Notes, the “Notes”) issued thereunder.

In case an Event of Default shall have occurred and be continuing, the Principal Amount of and accrued Interest on all Notes may be declared by either the Trustee or, subject to Section 9.01, the holders of not less than 25% in aggregate Principal Amount of the Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of at least a majority in aggregate Principal Amount of the Notes at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes, subject to Section 9.01 and the exceptions set forth in Section 11.02 of the Indenture. Subject to Section 9.01 and other provisions of the Indenture, the holders of a majority in aggregate Principal Amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past default or Event of Default under the Indenture and its consequences, subject to the exceptions set forth in the Indenture. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, contractually subordinated in right of payment or satisfaction to the prior payment or satisfaction in full in cash of all obligations arising under Senior Indebtedness of the Company, and this Note is issued subject to the provisions of the Indenture with respect to such subordination. Each holder of this Note, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee his attorney-in-fact for such purpose.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal Amount of and Interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

The Notes are issuable in fully registered form, without interest coupons, in denominations of $1.00 Principal Amount and any multiple of $1.00. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate Principal Amount of Notes of any other authorized denominations.

At any time after April 22, 2011, the Company, at its option, may redeem all (and not a portion) of the Outstanding Notes in accordance with the provisions of the Indenture on the Redemption Date for a redemption price in cash equal to 100% of the Principal Amount of the Notes to be redeemed (the “Redemption Price”), plus any accrued and unpaid Interest on the Notes redeemed to, but not including, the Redemption Date. If the Redemption Date is after the applicable Regular Record Date and on or prior to the corresponding Interest Payment Date, the Interest accrued as of the Redemption Date which would otherwise be payable on such Interest Payment Date will be paid on such Interest Payment Date to the holders of record of such Notes on the applicable Regular Record Date. The Company shall mail a written notice of such redemption not less than 20 calendar days but not more than 60 calendar days before the Redemption Date to the holders of the Notes at their last registered addresses, all as provided in the Indenture.

On the Series A Redemption Date, the Company shall redeem all of the Series A Notes in accordance with the provisions of the Indenture. The Company shall redeem such Series A Notes on the Series A Redemption Date at a redemption price in case equal to the Adjusted Issue Price of the Series A Notes to be redeemed plus any accrued and unpaid Interest to, but not including, the Series A Redemption Date. The Company shall mail to all holders of record of the Series A Notes a notice of the mandatory redemption. Simultaneous with the redemption of all of the Series A Notes, the Company shall redeem the Series A Warrants in accordance with their terms.

The Notes are not subject to redemption through the operation of any sinking fund.

If a Fundamental Change occurs at any time prior to maturity of their Notes, the holders will have the right to require the Company to repurchase all or any portion of the Notes on a Fundamental Change Repurchase Date specified by the Company, which shall be no later than 30 calendar days after notice thereof, in integral multiples of $1.00 Principal Amount at a Fundamental Change Repurchase Price equal to 101% of the Principal Amount thereof, together with accrued Interest to, but not including, the Fundamental Change Repurchase Date; provided that, if the applicable Fundamental Change Repurchase Date is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Interest accrued as of the Fundamental Change Repurchase Date which would otherwise be payable on such Interest Payment Date shall be paid on such Interest Payment Date to the holders of record of such Notes on the applicable Regular Record Date instead of the holders surrendering such Notes for repurchase on such date. The Company shall mail to all holders of record of the Notes a notice of the occurrence of a Fundamental Change and of the repurchase right arising as a result thereof on or before the 30th calendar day after the occurrence of such Fundamental Change. To exercise such right, a holder must deliver to the Paying Agent such Notes with the form entitled “Form of Fundamental Change Repurchase Election” on the reverse thereof duly completed, together with such Notes, duly endorsed for transfer (or if such Notes are Global Notes, book-entry transfer of such Notes) at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date.

The Fundamental Change Repurchase Price to be paid on any Fundamental Change Repurchase Date shall be paid in cash, subject to the terms and conditions of the Indenture.

Holders have the right to withdraw a Fundamental Change Repurchase Election by delivering to the Paying Agent a written notice of withdrawal up to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date, all as provided in the Indenture.

If on the Fundamental Change Repurchase Date money sufficient to pay the Fundamental Change Repurchase Price with respect to the Notes to be repurchased as of any Fundamental Change Repurchase Date is deposited with the Paying Agent, then on and after such Fundamental Change Repurchase Date, Interest will cease to accrue on such Notes (or portions thereof), and the holder thereof shall have no other rights as such other than the right to receive the Fundamental Change Repurchase Price plus accrued interest upon surrender of such Note.

Subject to the occurrence of certain events and in compliance with the provisions of the Indenture, on or prior to the Trading Day immediately preceding the Stated Maturity, the holder hereof has the right, at its option, to convert each $1.00 principal amount of this Note into 0.0689655 shares of Common Stock (a Conversion Price of approximately $14.50 per share) as such shares shall be constituted at the date of conversion and subject to adjustment from time to time as provided in the Indenture, upon surrender of this Note (in certificated form) with the form entitled “Form of Conversion Notice” on the reverse hereof duly completed and manually signed, to the Company at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, together with any funds required pursuant to the terms of the Indenture, and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his duly authorized attorney. In order to exercise the conversion right with respect to any interest in a Global Note, the holder must complete the appropriate instruction form pursuant to the Depositary’s book-entry conversion program, deliver by book-entry delivery an interest in such Global Note and furnish appropriate endorsements and transfer documents if required pursuant to the terms of the Indenture and any funds required pursuant to the Indenture. Upon conversion, the Company will deliver shares of Common Stock or, at the option of the Company, a combination of cash and shares of Common Stock, equal to the lesser of the aggregate principal amount of Notes being converted and the Conversion Value, and shares of Common Stock in respect of the remainder, if any, of the Conversion Value.

If the Company (i) is a party to a consolidation, merger, statutory share exchange or combination, (ii) reclassifies the Common Stock, or (iii) sells or conveys all or substantially all of its properties and assets, the right to convert a Note into shares of Common Stock may be changed into a right to convert it into the kind or amount of cash, securities or other property receivable upon such event, in each case in accordance with the Indenture.

No adjustment in respect of Interest on any Note converted or dividends on any shares issued upon conversion of such Note will be made upon any conversion except as set forth in the next sentence and Interest will be deemed paid in full upon receipt of shares of Common Stock upon conversion. If this Note (or portion hereof) is surrendered for conversion during the period from 5:00 p.m., New York City time, on any Regular Record Date to 9:00 a.m., New York City time, on the immediately following Interest Payment Date, this Note (or portion hereof being converted) must be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the Interest otherwise payable on such Interest Payment Date on the Principal Amount being converted; provided that no such payment shall be required (1) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, (2) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date or (3) to the extent of any overdue Interest, if any overdue Interest exists at the time of conversion with respect to such Note.

No fractional shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for conversion.

A Note in respect of which a holder is exercising its right to require repurchase upon a Fundamental Change may be converted only if such holder withdraws its election to exercise such right in accordance with the terms of the Indenture.

Upon due presentment for registration of transfer of this Series A Note at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, a new Series A Note or Series A Notes of authorized denominations for an equal aggregate Principal Amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessment or other governmental charge imposed in connection therewith.

The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Series A Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Note Registrar) for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any Paying Agent nor other Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Series A Note.

No recourse for the payment of the Principal Amount of or Interest on this Series A Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Series A Note, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - Custodian
TEN ENT -	as tenant by the entireties	(Cust) (Minor)
JT TEN -	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

FORM OF CONVERSION NOTICE

TO:    THE NASDAQ STOCK MARKET, INC.

           One Liberty Plaza

           New York, NY 10006

The undersigned registered owner of this Series A Note hereby irrevocably exercises the option to convert this Series A Note, or the portion thereof (which is $1.00 Principal Amount or a multiple thereof) below designated, into Common Stock of The Nasdaq Stock Market, Inc. in accordance with the terms of the Indenture referred to in this Series A Note, and directs that the [shares of Common Stock] [funds in payment of the lesser of the aggregate principal amount of the Series A Notes being converted and the Conversion Value and any shares issuable and deliverable upon such conversion], together with any funds in payment of fractional shares, if any, payable upon such conversion and any Series A Notes representing any unconverted Principal Amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If funds, shares or any portion of this Series A Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of Interest accompanies this Series A Note.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

Fill in the registration of shares of Common Stock if to be issued, and Series A Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)

Please print name and address

Principal Amount to be converted (if less than all):

$

Social Security or Other Taxpayer Identification Number:

FORM OF

FUNDAMENTAL CHANGE REPURCHASE ELECTION

TO:    THE NASDAQ STOCK MARKET, INC.

           One Liberty Plaza

           New York, NY 10006

The undersigned registered owner of this Series A Note hereby irrevocably acknowledges receipt of a notice from The Nasdaq Stock Market, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repurchase the entire Principal Amount of this Series A Note, or the portion thereof (which is $1.00 Principal Amount or a multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Series A Note, at the price of 101% of such entire Principal Amount or portion thereof, together with accrued Interest to, but not including, the Fundamental Change Repurchase Date and to pay such amounts, to the undersigned registered holder hereof, except as otherwise provided in Section 3.07(a) of the Indenture. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signature(s)

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Note Certificate Number (if applicable):

Principal Amount to be repurchased (if less than all):

Social Security or Other Taxpayer Identification Number:

ASSIGNMENT

For value received                                          hereby sell(s) assign(s) and transfer(s) unto                                          (Please insert social security or other Taxpayer Identification Number of assignee:            ) the within Series A Note, and hereby irrevocably constitutes and appoints                                          attorney to transfer said Series A Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the Note prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the undersigned confirms that such Note is being transferred:

☐	To the Nasdaq Stock Market, Inc. or a subsidiary thereof; or

☐	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with any provision or rule (other than Rule 144) under the Securities Act of 1933, as amended; or

☐	Pursuant to a Registration Statement which has been declared effective under the Securities Act of 1933, as amended, and which continues to be effective at the time of transfer;

and unless the Note has been transferred to The Nasdaq Stock Market, Inc. or a subsidiary thereof, the undersigned confirms that such Note is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

NOTICE: The signature on the Conversion Notice, the Fundamental Change Repurchase Election or the Assignment must correspond with the name as written upon the face of the Series A Note in every particular without alteration or enlargement or any change whatever.

EXHIBIT B

[Include only for Global Notes:]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE “DEPOSITARY”, WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[Include only for Notes that are Restricted Securities:]

[THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF:

(1) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO THE NASDAQ STOCK MARKET, INC. (THE “ISSUER”) OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER, (C) PURSUANT TO THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PERMITTED BY ANY OTHER PROVISION OR RULE UNDER THE SECURITIES ACT (IF AVAILABLE); AND

(2) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 1(B) OR 1(C) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF SUCH SECURITY (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 1(B) ABOVE), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE). IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE 1(C) OR 1(D) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE ISSUER OR THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE 1(B) OR 1(C) ABOVE OR THE EXPIRATION OF TWO YEARS FROM THE ORIGINAL ISSUANCE OF THE SECURITY EVIDENCED HEREBY.]

THIS NOTE OR ANY INTEREST THEREON MAY NOT BE TRANSFERRED, PLEDGED, HYPOTHECATED OR ENCUMBERED IN ANY MANNER, EXCEPT AS PERMITTED BY THE AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT, DATED AS OF APRIL 22, 2005, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY. THIS LEGEND WILL BE REMOVED UPON THE TERMINATION OF SUCH RESTRICTIONS ON TRANSFER. THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT DATED AS OF APRIL 22, 2005 AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

THE NASDAQ STOCK MARKET, INC.

3.75% SERIES B CONVERTIBLE NOTE DUE 2012

No. B-	CUSIP:

The Nasdaq Stock Market, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to              or its registered assigns, [the Principal Amount of              Dollars1] [the Principal Amount of              Dollars or such amount as is indicated in the records of the Trustee and the Depositary2] on October 22, 2012, and to pay interest thereon from April 22, 2005 or from the most recent Interest Payment Date to which Interest has been paid or duly provided for, on the Acquisition Closing Date and January 22, April 22, July 22 and October 22 of each year (each, an “Interest Payment Date”), commencing on the earlier to occur of the Acquisition Closing Date and July 22, 2005, at the rate of 3.75% per annum, until the Principal Amount is paid or made available for payment at October 22, 2012, or earlier upon redemption, or upon acceleration, or until such date on which the Series B Notes are converted or repurchased as provided herein, and at the rate of 5.75% per annum on any overdue principal and on any overdue installment of Interest. Except as otherwise provided herein or in the Indenture, the Interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (as hereinafter defined), be paid to the Person in whose name this Series B Note (or one or more predecessor Series B Notes) is registered at 5:00 p.m., New York City time, on the Regular Record Date for such interest, which will be the date which is 15 days prior to the Acquisition Closing Date and the January 7, April 7, July 7 and October 7 (whether or not a Business Day), as the case may be, next preceding the corresponding Interest Payment Date. The Company shall pay Interest (i) on any Series B Notes in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Note Register (or, upon timely written notice, by wire transfer in immediately available funds, if such Person is entitled to interest on Series B Notes with an aggregate Principal Amount in excess of $1,000,000) (provided that at the Stated Maturity Interest payable on this Series B Note will be payable with the Principal Amount at the Company’s office or agency in New York City) or (ii) on any Global Note representing Series B Notes by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Reference is made to the further provisions of this Series B Note set forth on the reverse hereof, including, without limitation, provisions giving the holder of this Series B Note the right to convert this Series B Note into cash or a combination of cash and Common Stock, as the case may be, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

[1]	This phrase should be included only if the Series B Note is a Certificated Note.
[2]	This phrase should be included only if the Series B Note is a Global Note.

This Series B Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of the State of New York (including Section 5-1401 of the New York General Obligations Law or any successor to such statute).

This Series B Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Company has caused this Series B Note to be duly executed.

THE NASDAQ STOCK MARKET, INC.

By:	/s/ Adena T. Friedman

[Date of Authentication]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Series B Notes described in the within-named Indenture.

LAW DEBENTURE TRUST COMPANY OF NEW YORK, as Trustee

By:
Authorized Signatory

FORM OF REVERSE OF NOTE

THE NASDAQ STOCK MARKET, INC.

3.75% SERIES B CONVERTIBLE NOTE DUE 2012

This Series B Note is one of a duly authorized issue of Series B Notes of the Company, designated as its 3.75% Series B Convertible Notes due 2012 (herein called the “Series B Notes”), limited in aggregate Principal Amount to $240,000,000, issued and to be issued under and pursuant to an Indenture dated as of April 22, 2005 (herein called the “Indenture”), between the Company and Law Debenture Trust Company of New York, as trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Series B Notes and the 3.75% Series A Convertible Notes due 2012 (the “Series A Notes”, together with the Series B Notes, the “Notes”) issued thereunder.

In case an Event of Default shall have occurred and be continuing, the Principal Amount of and accrued Interest on all Notes may be declared by either the Trustee or, subject to Section 9.01, the holders of not less than 25% in aggregate Principal Amount of the Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of at least a majority in aggregate Principal Amount of the Notes at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes, subject to Section 9.01 and the exceptions set forth in Section 11.02 of the Indenture. Subject to Section 9.01 and other provisions of the Indenture, the holders of a majority in aggregate Principal Amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past default or Event of Default under the Indenture and its consequences, subject to the exceptions set forth in the Indenture. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, contractually subordinated in right of payment or satisfaction to the prior payment or satisfaction in full in cash of all obligations arising under Senior Indebtedness of the Company, and this Note is issued subject to the provisions of the Indenture with respect to such subordination. Each holder of this Note, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee his attorney-in-fact for such purpose.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal Amount of and Interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

The Notes are issuable in fully registered form, without interest coupons, in denominations of $1.00 Principal Amount and any multiple of $1.00. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate Principal Amount of Notes of any other authorized denominations.

At any time after April 22, 2011, the Company, at its option, may redeem all (and not a portion) of the Outstanding Notes in accordance with the provisions of the Indenture on the Redemption Date for a redemption price in cash equal to 100% of the Principal Amount of the Notes to be redeemed (the “Redemption Price”), plus any accrued and unpaid Interest on the Notes redeemed to, but not including, the Redemption Date. If the Redemption Date is after the applicable Regular Record Date and on or prior to the corresponding Interest Payment Date, the Interest accrued as of the Redemption Date which would otherwise be payable on such Interest Payment Date will be paid on such Interest Payment Date to the holders of record of such Notes on the applicable Regular Record Date. The Company shall mail a written notice of such redemption not less than 20 calendar days but not more than 60 calendar days before the Redemption Date to the holders of the Notes at their last registered addresses, all as provided in the Indenture.

The Notes are not subject to redemption through the operation of any sinking fund.

If a Fundamental Change occurs at any time prior to maturity of their Notes, the holders will have the right to require the Company to repurchase all or any portion of the Notes on a Fundamental Change Repurchase Date specified by the Company, which shall be no later than 30 calendar days after notice thereof, in integral multiples of $1.00 Principal Amount at a Fundamental Change Repurchase Price equal to 101% of the Principal Amount thereof, together with accrued Interest to, but not including, the Fundamental Change Repurchase Date; provided that, if the applicable Fundamental Change Repurchase Date is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Interest accrued as of the Fundamental Change Repurchase Date which would otherwise be payable on such Interest Payment Date shall be paid on such Interest Payment Date to the holders of record of such Notes on the applicable Regular Record Date instead of the holders surrendering such Notes for repurchase on such date. The Company shall mail to all holders of record of the Notes a notice of the occurrence of a Fundamental Change and of the repurchase right arising as a result thereof on or before the 30th calendar day after the occurrence of such Fundamental Change. To exercise such right, a holder must deliver to the Paying Agent such Notes with the form entitled “Form of Fundamental Change Repurchase Election” on the reverse thereof duly completed, together with such Notes, duly endorsed for transfer (or if such Notes are Global Notes, book-entry transfer of such Notes) at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date.

The Fundamental Change Repurchase Price to be paid on any Fundamental Change Repurchase Date shall be paid in cash, subject to the terms and conditions of the Indenture.

Holders have the right to withdraw a Fundamental Change Repurchase Election by delivering to the Paying Agent a written notice of withdrawal up to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date, all as provided in the Indenture.

If on the Fundamental Change Repurchase Date money sufficient to pay the Fundamental Change Repurchase Price with respect to the Notes to be repurchased as of any Fundamental Change Repurchase Date is deposited with the Paying Agent, then on and after such Fundamental Change Repurchase Date, Interest will cease to accrue on such Notes (or portions thereof), and the holder thereof shall have no other rights as such other than the right to receive the Fundamental Change Repurchase Price plus accrued interest upon surrender of such Note.

Subject to the occurrence of certain events and in compliance with the provisions of the Indenture, on or prior to the Trading Day immediately preceding the Stated Maturity, the holder hereof has the right, at its option, to convert each $1.00 principal amount of this Note into 0.0689655 shares of Common Stock (a Conversion Price of approximately $14.50 per share) as such shares shall be constituted at the date of conversion and subject to adjustment from time to time as provided in the Indenture, upon surrender of this Note (in certificated form) with the form entitled “Form of Conversion Notice” on the reverse hereof duly completed and manually signed, to the Company at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, together with any funds required pursuant to the terms of the Indenture, and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his duly authorized attorney. In order to exercise the conversion right with respect to any interest in a Global Note, the holder must complete the appropriate instruction form pursuant to the Depositary’s book-entry conversion program, deliver by book-entry delivery an interest in such Global Note, furnish appropriate endorsements and transfer documents if required pursuant to the terms of the Indenture and any funds required pursuant to the Indenture. Upon conversion, the Company will deliver shares of Common Stock or, at the option of the Company, a combination of cash and shares of Common Stock, equal to the lesser of the aggregate principal amount of Notes being converted and the Conversion Value, and shares of Common Stock in respect of the remainder, if any, of the Conversion Value.

If the Company (i) is a party to a consolidation, merger, statutory share exchange or combination, (ii) reclassifies the Common Stock, or (iii) sells or conveys all or substantially all of its properties and assets, the right to convert a Note into shares of Common Stock may be changed into a right to convert it into the kind or amount of cash, securities or other property receivable upon such event, in each case in accordance with the Indenture.

No adjustment in respect of Interest on any Note converted or dividends on any shares issued upon conversion of such Note will be made upon any conversion except as set forth in the next sentence, and Interest will be deemed paid in full upon receipt of shares of Common Stock upon conversion. If this Note (or portion hereof) is surrendered for conversion during the period from 5:00 p.m., New York City time, on any Regular Record Date to 9:00 a.m., New York City time, on the immediately following Interest Payment Date, this Note (or portion hereof being converted) must be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the Interest otherwise payable on such Interest Payment Date on the Principal Amount being converted; provided that no such payment shall be required (1) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, (2) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date or (3) to the extent of any overdue Interest, if any overdue Interest exists at the time of conversion with respect to such Note.

No fractional shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for conversion.

A Note in respect of which a holder is exercising its right to require repurchase upon a Fundamental Change may be converted only if such holder withdraws its election to exercise such right in accordance with the terms of the Indenture.

Upon due presentment for registration of transfer of this Series B Note at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, a new Series B Note or Series B Notes of authorized denominations for an equal aggregate Principal Amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessment or other governmental charge imposed in connection therewith.

The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Series B Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Note Registrar) for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any Paying Agent nor other Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Series B Note.

No recourse for the payment of the Principal Amount of or Interest on this Series B Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

Subject to Section 17.17 of the Indenture, upon the occurrence of the Amendment Date, the Indenture and this Series B Note shall automatically, without further action, be deemed to be amended to include the terms set forth on Exhibit D to the Indenture, and any provision contained in the Indenture or in this Series B Note which is in conflict with the provisions set forth on such Exhibit A shall be deemed to be superseded by the terms set forth in such Exhibit D.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Series B Note, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM -	as tenants in common	UNIF GIFT MIN ACT- Custodian
TEN ENT -	as tenant by the entireties	(Cust) (Minor)
JT TEN -	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

FORM OF CONVERSION NOTICE

TO:    THE NASDAQ STOCK MARKET, INC.

           One Liberty Plaza

           New York, NY 10006

The undersigned registered owner of this Series B Note hereby irrevocably exercises the option to convert this Series B Note, or the portion thereof (which is $1.00 Principal Amount or a multiple thereof) below designated, into Common Stock of The Nasdaq Stock Market, Inc. in accordance with the terms of the Indenture referred to in this Series B Note, and directs that the [shares of Common Stock] [funds in payment of the lesser of the aggregate principal amount of the Series B Notes being converted and the Conversion Value and any shares issuable and deliverable upon such conversion], together with any funds in payment of fractional shares, if any, payable upon such conversion and any Series B Notes representing any unconverted Principal Amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If funds, shares or any portion of this Series B Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of Interest accompanies this Series B Note.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

Fill in the registration of shares of Common Stock if to be issued, and Series B Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)

Please print name and address

Principal Amount to be converted
(if less than all):

$

Social Security or Other Taxpayer
Identification Number:

FORM OF

FUNDAMENTAL CHANGE REPURCHASE ELECTION

TO:    THE NASDAQ STOCK MARKET, INC.

           One Liberty Plaza

           New York, NY 10006

The undersigned registered owner of this Series B Note hereby irrevocably acknowledges receipt of a notice from The Nasdaq Stock Market, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repurchase the entire Principal Amount of this Series B Note, or the portion thereof (which is $1.00 Principal Amount or a multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Series B Note, at the price of 101% of such entire Principal Amount or portion thereof, together with accrued Interest to, but not including, the Fundamental Change Repurchase Date and to pay such amounts, to the undersigned registered holder hereof, except as otherwise provided in Section 3.07(a) of the Indenture. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signature(s)

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Note Certificate Number (if applicable):

Principal Amount to be repurchased (if less than all):

Social Security or Other Taxpayer Identification Number:

ASSIGNMENT

For value received                             hereby sell(s) assign(s) and transfer(s) unto                                  (Please insert social security or other Taxpayer Identification Number of assignee:                    ) the within Series B Note, and hereby irrevocably constitutes and appoints                                          attorney to transfer said Series B Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the Note prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the undersigned confirms that such Note is being transferred:

☐	To the Nasdaq Stock Market, Inc. or a subsidiary thereof; or

☐	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with any provision or rule (other than Rule 144) under the Securities Act of 1933, as amended; or

☐	Pursuant to a Registration Statement which has been declared effective under the Securities Act of 1933, as amended, and which continues to be effective at the time of transfer;

and unless the Note has been transferred to The Nasdaq Stock Market, Inc. or a subsidiary thereof, the undersigned confirms that such Note is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

NOTICE: The signature on the Conversion Notice, the Fundamental Change Repurchase Election or the Assignment must correspond with the name as written upon the face of the Series B Note in every particular without alteration or enlargement or any change whatever.

EXHIBIT C

FORM OF RESTRICTIVE LEGEND FOR

COMMON STOCK ISSUED UPON CONVERSION1

THE COMMON STOCK EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF, THE HOLDER AGREES IT WILL NOT, WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THE SECURITY UPON THE CONVERSION OF WHICH THE COMMON STOCK EVIDENCED HEREBY WAS ISSUED, RESELL OR OTHERWISE TRANSFER THE COMMON STOCK EVIDENCED HEREBY EXCEPT (A) TO THE NASDAQ STOCK MARKET, INC. (THE “ISSUER”) OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER OR (C) PURSUANT TO THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE).

THIS SECURITY IS ALSO SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH IN THE AMENDED & RESTATED SECURITYHOLDERS AGREEMENT, DATED AS OF APRIL 22, 2005, A COPY OF WHICH MAY BE OBTAINED FROM THE NASDAQ STOCK MARKET, INC. THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT DATED APRIL 22, 2005 AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

[1]	This legend should be included if the Security is a Restricted Security.

C-1

EXHIBIT D

AMENDED TERMS OF SERIES B NOTE

This Note shall bear interest, commencing on the Amendment Date, at a rate per annum (the “Interest Rate”) equal to 4.0%. Further, the Company shall pay interest on any overdue Principal Amount at a rate per annum equal to 6.0% (the “Overdue Rate”), and interest on overdue installments of interest, to the extent lawful, at the Overdue Rate. Interest on this Note will be calculated on the basis of a 360-day year of twelve 30-day months.

Notwithstanding anything herein to the contrary, the interest or any amount deemed to be interest payable by the Company with respect to this Note shall not exceed the maximum amount permitted by applicable law and, to the extent that any payments in excess of such permitted amount are received by the Holder, such excess shall be considered payments in respect of the principal amount of this Note. All sums paid or agreed to be paid to the Holder for the use, forbearance or retention of the indebtedness of the Company to the Holder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full of the principal so that the interest on account of such indebtedness shall not exceed the maximum amount permitted by applicable law.

Section 1.1. Certain Terms Defined. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Note shall have the respective meanings specified below. All accounting terms used herein and not expressly defined shall have the meanings given to them in accordance with U.S. generally accepted accounting principles, and the term “generally accepted accounting principles” shall mean such accounting principles which are generally accepted as of the date hereof. The terms defined in this Section 1.1 include the plural as well as the singular.

“Acceleration Notice” shall have the meaning set forth in Section 4.1.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized by law to close.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person’s capital stock whether now outstanding or issued after the date of this Note, including without limitation, with respect to the Company, the Common Stock and the Preferred Stock.

“Common Stock” means any and all shares of common stock, par value $0.01 per share, of the Company.

“Debt” of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), except letters of credit or other similar instruments issued to secure payment of Trade Payables, (iv) all obligations of such Person to pay the deferred purchase price of property or services, except Trade Payables, (v) all obligations of such Person as lessee under capital leases, (vi) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person and (vii) all Debt of others Guaranteed by such Person.

“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Notice” shall have the meaning set forth in Section 7.2.

“Event of Default” means any event or condition specified as such in Section 4.1 which shall have continued for the period of time, if any, therein designated.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation for the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Holders” means the Person or Persons in whose name the Series B Notes are registered in the Note Register maintained by or on behalf of the Company.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Note, the Company shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capitalized lease or other title retention agreement relating to such asset.

“NASD” means the National Association of Securities Dealers, Inc., and its successors.

“Notice of Default” shall have the meaning set forth in Section 4.1(d).

“Person” means any individual or a corporation, partnership, association, trust, or any other entity or organization including a government or political subdivision or an agency or instrumentality thereof.

“Preferred Stock” means any and all shares of preferred stock, par value $.01 per share, of the Company.

“Securityholders Agreement” means the Securityholders Agreement dated as of May 3, 2001 among the Company, Hellman & Friedman Capital Partners IV, L.P. and the other parties listed on the signature pages thereto, as amended from time to time.

“Senior Debt” means (i) the Senior Notes and (ii) any Debt of the Company which, by its terms or the terms of any instrument or agreement pursuant to which such Debt is issued, is expressly made senior in right of payment to the Notes.

“Senior Notes” means the Company’s 7.41% Senior Notes due March 2007 issued in May 1997.

“Trade Payables” means accounts payable or any other indebtedness or monetary obligations to trade creditors created or assumed by the Company in the ordinary course of business in connection with the obtaining of materials or services.

Section 2. Payment of Principal and Interest.

Section 2.1. Scheduled Payment of Principal. The Company shall pay the Principal Amount, together with all accrued and unpaid interest thereon, if any, in cash to the Holder of this Note on May 3, 2006, provided, however, if the Amendment Date occurs on or after November 3, 2005, the Holder may at its sole option extend such payment date by the number of days in the period from the Issue Date of the Series B Notes under the Indenture up to and including the issue date of this Note.

Section 2.2. Payment of Interest. The Company shall pay interest on this Note quarterly in arrears, on March 15, June 15, September 15, and December 15 (unless such day is not a Business Day, in which event on the next succeeding Business Day) (each an “Interest Payment Date”) of each year in which this Note remains outstanding, commencing with such Interest Payment Date immediately following the Amendment Date on the unpaid Principal Amount outstanding in lawful money of the United States at the Interest Rate, or Overdue Rate, as the case may be, as set forth above, by wire transfer of immediately available funds, from the most recent Interest Payment Date to which interest has been paid in full on this Note, or if no interest has been paid on this Note, from Issue Date, until payment in full of the Principal Amount has been made.

Section 2.3. Payment Obligations Absolute and Unconditional. No provision of this Note shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the Principal Amount of and interest on this Note at the place, times, and rate, and in the currency, herein prescribed.

Section 2.4. Pro Rata Payment. The Company agrees that any payments to the Holders of the Notes (whether for principal, interest or otherwise) shall be made pro rata among all such Holders based upon the aggregate unpaid Principal Amount of the Notes held by each such Holder. If any Holder of a Note obtains any payment (whether voluntary, involuntary, by application of offset or otherwise) of principal or interest on such Note in excess of such

Holder’s pro rata share of payments obtained by all Holders of the Notes, such Holder shall make such payments to the other Holders of the Notes as is necessary to cause such Holders to share the excess payment ratably among each of them as provided in this Section.

Section 3. Covenants. The Company agrees that, so long as any amount payable under this Note remains unpaid:

Section 3.1. Information. The Company will deliver to the Holder, subject to appropriate confidentiality arrangements in the cases of (a) and (b) below:

(a) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a balance sheet of the Company as of the end of such fiscal year and the related statements of profit and loss for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by a report thereon of Ernst and Young LLP or other independent public accountants of nationally recognized standing;

(b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, a balance sheet of the Company as of the end of such quarter and the related statements of profit and loss for such quarter and for the portion of the Company’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Company’s previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, consistency and, except for the absence of footnotes, generally accepted accounting principles by the chief financial officer or the chief accounting officer of the Company;

(c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Company stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto; and

(d) within ten days after any executive officer of the Company obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto.

Section 3.2 Conduct of Business and Maintenance of Existence. The Company will preserve, renew and keep in full force and effect its corporate existence and its rights, privileges and franchises necessary or desirable in the normal conduct of its business; provided that the foregoing shall not prevent the Company from, directly or indirectly, (a) consolidating or merging with or into another Person (whether or not the Company is the surviving entity in such transaction) or (b) selling, assigning, leasing, transferring, conveying or otherwise disposing of all or substantially all of its properties or assets, in one or more related transactions, to another Person, if either (A) the Company is the surviving entity in any such consolidation or merger, or (B) the Person formed by or surviving any such consolidation or merger or to which such sale, assignment, lease, transfer, conveyance or other disposition shall have been made is a corporation, limited liability company or other entity organized or existing under the laws of the United States, any state thereof or the District of Columbia and such Person assumes all of the obligations of the Company under this Note pursuant to agreements reasonably satisfactory to the Holder.

Section 4. Events of Default and Remedies.

Section 4.1. Event of Default Defined; Acceleration of Maturity; Waiver of Default. In case one or more of the following events (“Events of Default”) (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

(a) default in the payment of any interest upon any of the Notes as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

(b) default in the payment of all or any part of the principal of any of the Notes as and when the same shall become due and payable; or

(c) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company contained in the Notes (other than those covered by clauses (a) through (b) above) for a period of 60 days after the date on which written notice specifying such failure, stating that such notice is a “Notice of Default” hereunder and demanding that the Company remedy the same, shall have been given by registered or certified mail, return receipt requested, to the Company; or

(d) any acceleration of the maturity of any Debt of the Company or any of its subsidiaries having a principal amount greater than $50,000,000; or

(e) a final and non-appealable judgment or order (not covered by insurance) for the payment of money shall be rendered against the Company or any of its subsidiaries in excess of $50,000,000 in the aggregate for all such judgments or orders (treating any deductibles, self insurance or retention as not so covered), and such judgment or order shall continue unsatisfied for a period of 60 days; or

(f) a court having jurisdiction shall enter a decree or order for relief in respect of the Company in an involuntary case under applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of the property of the Company or ordering the winding up or liquidation of the affairs of the Company, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(g) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of the property of the Company, or the Company shall make any general assignment for the benefit of creditors, then, and in each and every such case (other than an Event of Default specified in Sections 4.1(f) or 4.1(g) hereof), the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company (the “Acceleration Notice”), may declare the entire principal amount of the Notes and the interest accrued thereon to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable; provided that if an Event of Default specified in Section 4.1(f) or 4.1(g) occurs, the principal amount of and accrued interest on the Notes shall become and be immediately due and payable without any declaration or other act on the part of any Holder.

Section 4.2. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. No right or remedy herein conferred upon or reserved to any Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of any Holder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every power and remedy given by the Notes or by law may be exercised from time to time, and as often as shall be deemed expedient, by any Holder.

Section 4.3. Waiver of Past Defaults. The Holders of the Notes may waive, in accordance with Section 8.1, any past Default or Event of Default hereunder and its consequences. In the case of any such waiver, the Company and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of the Notes; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 5.1 Conversion Rights. Subject to the provisions of this Section 5, the Holders of the Notes shall have the right, at any time and from time to time, at such Holder’s option, to convert the Principal Amount of this Note, in whole or part (the “Conversion Amount”), into fully paid and non-assessable shares of Common Stock at the then effective Conversion Ratio (as such term is defined below). The number of shares of Common Stock deliverable upon conversion of each $1,000 Conversion Amount of the Notes, adjusted as hereinafter provided, is referred to herein as the “Conversion Ratio”. The Conversion Ratio, as of the date of issue of the Notes is 50.0000, subject to adjustment from time to time pursuant to Section 5.1(f) hereof.

(a)(i) In order to exercise the conversion privilege, the Holder of the Note to be converted shall surrender the Note, with a written notice to the Company that such Holder elects to exercise its conversion privilege, and stating the Conversion Amount of Notes which the Holder seeks to convert. The date of receipt of the Note or Notes by the Company shall be the conversion date (the “Conversion Date”).

(ii) As promptly as practicable (but no later than two days) after the Conversion Date, the Company shall issue and shall deliver to such Holder, or on the Holder’s written order to the Holder’s permitted transferee in accordance with the terms of the Securityholders Agreement, a certificate or certificates for the whole number of shares of Common Stock issuable upon the conversion of such Note or Notes in accordance with the provisions of this Section 5.1.

(iii) In the case where only part of a Note is converted, the Company shall execute and deliver (at its own expense) a new Note of any authorized denomination as requested by a Holder in an aggregate principal amount equal to and in exchange for the unconverted portion of the Principal Amount of the Note so surrendered.

(iv) The Company shall made a cash payment equal to all accrued and unpaid interest on the Principal Amount so surrendered for conversion (other than interest payments payable to a holder of record on a prior Interest Payment Date) to the Conversion Date.

(v) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the Notes to be converted shall have been surrendered, and the person in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares of Common Stock represented thereby on such date and such conversion shall be into a number of shares of Common Stock resulting from applying the Conversion Ratio in effect at such time on such date. All shares of Common Stock delivered upon conversion of the Notes will upon delivery be duly and validly issued and fully paid and non-assessable, free of all Liens and charges and not subject to any preemptive rights. Upon the surrender of any Notes for conversion, such Notes or part thereof so converted shall no longer be deemed to be outstanding and all rights of a Holder with respect to such Notes or part thereof so converted including the rights, if any, to receive interest, notices and consent rights shall immediately terminate on the Conversion Date except the right to receive the Common Stock and other amounts payable pursuant to this Section 5.1. Any Notes or part thereof so converted shall be retired and cancelled.

(c) (i) The Company covenants that it will at all times during which the Notes shall be outstanding reserve and keep available, free from preemptive rights, such number of its authorized but unissued shares of Common Stock as shall from time to time be required for the purpose of effecting conversions of outstanding Notes. Before taking any action which would cause an adjustment increasing the Conversion Ratio such that the amount resulting from dividing $1,000 by the Conversion Ratio in effect at such time on such date would be below the then par value of the shares of Common Stock issuable upon conversion of the Notes, the Company will take any corporate action which may, in the opinion of counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Ratio.

(ii) Prior to the delivery of any securities which the Company shall be obligated to deliver upon conversion of the Notes, the Company shall comply with all applicable federal and state laws and regulations which require action to be taken by the Company.

(d) The Company will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversion of the Notes pursuant hereto; provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Notes to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

(e) If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any Holder tendering Notes for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the Holders entitled to receive the Common Stock issuable upon such conversion of the Notes shall not be deemed to have converted such Notes until immediately prior to the closing of the sale of securities in such offering.

(f) (i) In case the Company shall at any time after the date of issue of the Notes (A) declare a dividend or make a distribution on Common Stock payable in Common Stock, (B) subdivide or split the outstanding Common Stock, (C) combine or reclassify the outstanding Common Stock into a smaller number of shares, (D) issue any shares of its Capital Stock in a reclassification of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), or (E) consolidate with, or merge with or into, any other Person, the Conversion Ratio in effect at the time of the record date for any such dividend or distribution or of the effective date of any such subdivision, split, combination, consolidation, merger or reclassification shall be proportionately adjusted so that the conversion of the Note after such time shall entitle the Holder to receive the aggregate number of shares of Common Stock or other securities of the Company (or shares of any security into which such shares of Common Stock have been combined, consolidated, merged, converted or reclassified pursuant to clause (C), (D) or (E) above) which, if this Note had been converted immediately prior to such time, such Holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination, consolidation, merger or reclassification, assuming for purposes of this subsection (f) that such Holder (x) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such recapitalization, sale or transfer was made, as the case may be (“constituent person”) and (y) failed to exercise any rights of election as to the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, recapitalization, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, recapitalization, sale or transfer is not the same for each share of Common Stock of the Company held immediately prior to such reclassification, change, consolidation, merger, recapitalization, sale or transfer by other than a constituent person and in respect of which such rights of election shall not have been exercised (“non-electing share”), then for the purpose of this Section 5.1(f) the kind and amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, recapitalization, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such adjustment shall be made successively whenever any event listed above shall occur.

(ii) For purposes of any computation under this Section 5.1(f), the number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company. All calculations under this Section 5.1(f) shall be made to the nearest four decimal points.

(iii) In the event that, at any time as a result of the provisions of this Section 5.1(f), the holder of this Note upon subsequent conversion shall become entitled to receive any shares of Capital Stock of the Company other than Common Stock, the number of such other shares so receivable upon conversion of this Note shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

(g) No fractional shares of Common Stock shall be issued upon conversion of the Notes. In lieu of fractional shares, the Company shall pay cash equal to such fraction multiplied by the Closing Price for shares of Common Stock on the trading day immediately preceding the related Conversion Date. “Closing Price” means (1) if the shares of such class of Common Stock then are listed and traded on the National Market of The Nasdaq Stock Market, Inc. (“Nasdaq”), the last reported sale price on such day; (2) if the shares of such class of Common Stock then are not traded on the Nasdaq National Market, the average of the highest reported bid and lowest reported asked price on such day as reported by Nasdaq; (3) if the shares of such class of Common Stock then are not listed and traded on the Nasdaq, the closing price on such day as reported by the principal national securities exchange on which the shares are listed and traded; or (4) if the shares of such class of Common Stock are not then listed or traded on Nasdaq or a national securities exchange, the fair market value as determined in good faith by the Company’s Board of Directors.

(h) Upon the occurrence of each adjustment or readjustment of the Conversion Ratio pursuant to this Section 5.1, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of Notes outstanding a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based and shall file a copy of such certificate with its corporate records. The Company shall, upon the reasonable written request of any Holder of Notes, furnish or cause to be furnished to such Holders a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Ratio then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of the Notes. Despite such adjustment or readjustment, the form of each or all Notes, if the same shall reflect the initial or any subsequent Conversion Ratio, need not be changed in order for the adjustments or readjustments to be valid in accordance with the provisions of this Note, which shall control.

(i) The Company will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue of sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5.1 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holders of the Notes against impairment to the extent required hereunder. Nothing in this Section 5.1 shall affect the continued accrual of interest on the outstanding Notes in accordance with the terms of this Note.

(j) Notwithstanding any other provision of this Section 5.1, prior to the Exchange Registration Date (as defined below), the Holders of the Notes shall not have the right to convert the Principal Amount of this Note plus accrued and unpaid interest thereon into shares of Common Stock to the extent, but only to the extent, such conversion would result in The National Association of Securities Dealers holding less than 50% of the combined voting power in the Company. “Exchange Registration Date” means the date upon which the Company becomes registered to operate as a national securities exchange by the Securities and Exchange Commission.

Section 6.1. Voting Rights. (a) The Holders of this Note shall be entitled to such voting rights as may be provided in the certificate of incorporation of the Company, in this Section 6.1, and as otherwise may be provided by law.

(b) Without the written consent of the Holders of a majority in Principal Amount of the Notes or the vote of Holders of a majority in Principal Amount of the Notes at a meeting of the Holders of the Notes called for such purpose, the Company will not amend, alter or repeal any provision of the Certificate of Incorporation (by merger or otherwise) so as to adversely affect the preferences, rights or powers of the Holders of the Notes.

Section 7. Subordination.

Section 7.1. Notes Subordinated to Senior Debt. The Company covenants and agrees and each Holder, by his acceptance hereof likewise covenants and agrees, that all Notes shall be issued subject to the provisions of Section 7 of this Note; and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof accepts and agrees that the payment of the principal amount of and interest on the Notes by the Company shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment, to the prior payment in full of Senior Debt.

Section 7.2. No Payment on Notes in Certain Circumstances. (a) If any default in the payment of any principal of or interest on any Senior Debt when due and payable, whether at maturity, upon any redemption, by declaration or otherwise, occurs and is continuing, no payment shall be made by the Company with respect to the principal of or interest on the Notes or to acquire any of the Notes for cash or property other than conversion of the Notes into Common Stock in accordance with Section 5.1 hereof.

(b) If any event of default (other than a default in payment of the principal of or interest on any Senior Debt) occurs and is continuing (or if such an event of default would occur upon any payment with respect to the Notes) with respect to any Senior Debt, as such event of default is defined in such Senior Debt, permitting the holders thereof to accelerate the maturity thereof and if the holder or holders or a representative of such holder or holders gives written notice of the event of default to the Company (a “Default Notice”), then, unless and until such event of default has been cured or waived or has ceased to exist, the Company shall not be obligated to, and shall not, (x) make any payment of or with respect to the principal of or interest on the Notes or (y) acquire any of the Notes for cash or property or otherwise other than conversion of the Notes into Common Stock in accordance with Section 5.1 hereof. After the event of default in such Default Notice has been cured or waived or ceases to exist, the Company shall, subject to Section 7.2(a), promptly pay to the Holders of the Notes all sums which the Company would have been obligated to pay from the date of the Default Notice but for this Section 7.2(b).

(c) Notwithstanding the foregoing, in the event that any payment in cash shall be received by any Holder when such payment is prohibited by Section 7.2(a) or 7.2(b), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, but only to the extent of the amounts then due and owing on the Senior Debt, if any.

Section 7.3 Payment Over of Proceeds Upon Dissolution, Etc. (a) Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Debt shall first be paid in full, or such payment duly provided for, before any payment is made on account of the principal of or interest on the Notes, or any acquisition of the Notes for cash or property is made, other than conversion of the Notes into Common Stock in accordance with Section 5.1 hereof. Upon any such dissolution, winding-up, liquidation or reorganization, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Notes would be entitled, except for the provisions hereof, other than conversion of the Notes into Common Stock in accordance with Section 5.1 hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holders of the Notes if received by them, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt.

(b) Notwithstanding the foregoing, in the event that any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, other than conversion of the Notes into Common Stock in accordance with Section 5.1 hereof, shall be received by any Holder when such payment or distribution is prohibited by Section 7.3(a), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

(c) For purposes of Section 7 of this Note, the words “cash, property or securities” shall not be deemed to include (x) shares of stock of the Company as reorganized or readjusted, (y) any payment or distribution of securities of the Company or any other Company authorized by an order or decree giving effect, and stating in such order or decree that effect is given, to the subordination of the Notes to the Senior Debt, and made by a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy, insolvency or other similar law, or (z) securities of the Company or any other Company provided for by a plan of reorganization or readjustment which are subordinated, to at least the same extent as the Notes, to the payment of all Senior Debt then outstanding; provided that (i) if a new Company results from such reorganization or readjustment, such Company assumes the Senior Debt and (ii) the rights of the holders of the Senior Debt are not, without the consent of such holders, altered by such reorganization or readjustment. Notwithstanding anything to the contrary in this Section 7, (i) a court referred to in clause (x) above may give effect, and state that it is giving effect to the subordination of the Notes in an order or decree which authorizes the payment in full of Senior Debt in assets other than cash or cash equivalents and (ii) any assets which the holders of the Notes are permitted to receive in accordance with the provisions of this Section 7 shall not be subject to any claim by or on behalf of the holders of Senior Debt.

7.4. Subrogation. Subject to the payment in full of all Senior Debt, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the principal amount of and interest on the Notes shall be paid in full; and, for the purposes of such subrogation, (a) no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders of the Notes would be entitled except for the provisions of Section 7 of this Note, and no payment over pursuant to the provisions of Section 7 of this Note to the holders of Senior Debt by the Holders of the Notes shall, as between the Company, its creditors other than holders of Senior Debt, and the Holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior Debt, and (b) no payment or distributions of cash, property or securities to or for the benefit of the holders of the Notes pursuant to the subrogation provision of Section 7, which would otherwise have been paid to the holders of Senior Debt shall, as between the Company, its creditors other than holders of Senior Debt, and the Holders of the Notes, be deemed to be a payment by the Company to or for the account of the Notes. It is understood that the provisions of this Section are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Senior Debt, on the other hand.

If any payment or distribution to which the Holders of the Notes would otherwise have been entitled but for the provisions of this Section 7, shall have been applied, pursuant to the provisions of this Section 7, to the payment of all amounts payable under Senior Debt, then and in such case, the Holders of the Notes shall be entitled to receive from the holders of such Senior Debt any payments or distributions received by such holders of Senior Debt in excess of the amount required to make payment in full of such Senior Debt.

Section 7.5. Obligations of Company Unconditional. Nothing contained in Section 6.1 or elsewhere in the Notes is intended to or shall impair, as between the Company and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal amount of and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights, if any, under Section 7 of the holders of the Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

Without limiting the generality of the foregoing, nothing contained in Section 7 will restrict the right of the Holders of the Notes to take any action to declare the Notes to be due and payable prior to their stated maturity pursuant to Section 4.1 or to pursue any rights or remedies hereunder.

Section 7.6. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company referred to in Section 7, the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Holders of the Notes, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to Section 7 of this Note.

Section 7.7. Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Debt. No right of any present or future holders of any Senior Debt to enforce subordination as provided herein will at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliances by the Company with the terms of this Note, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The holders of Senior Debt may extend, renew, modify or amend the terms of the Senior Debt or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company, all without affecting the liabilities and obligations of the Holders of the Notes.

Section 7.8. Section 7 Not to Prevent Events of Default. The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of Section 7 will not be construed as preventing the occurrence of an Event of Default.

Section 8.1. Modification of Notes. Any provision of this Note may be amended or, subject to Section 4, waived with the written consent of the Company and the Holders of at least a majority in aggregate principal amount of the Notes then outstanding; provided that no such amendment or waiver shall (a) extend the final maturity of any Note, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on the conversion thereof, or impair or affect the rights of any Holder to institute suit for the payment thereof or adversely affect the ranking of the Notes with respect to the outstanding Debt of the Company, in each such case, without the consent of each Holder of each Note so affected, (b) reduce the aforesaid percentage of Notes, the consent of the Holders of the Notes of which is required for any such amendment or waiver, without the consent of the Holders of all Notes then outstanding, or (c) modify the terms of the Notes so as to affect adversely the rights of any holder of Senior Debt at the time outstanding to the benefits of subordination hereunder without the consent of such holder. The Company shall promptly notify all of the Holders of the Notes after the making of any amendment or waiver pursuant to this Section 8.1.